SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of ACI Worldwide, Inc. to be held on Thursday, June 14, 2012, at 8:30 a.m. EDT at the company’s principal executive offices located at 120 Broadway, Suite 3350, New York, New York 10271.

Details of the business to be conducted at our 2012 Annual Meeting of Stockholders are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

We are pleased to again be using the Internet as our primary means of furnishing proxy materials to our stockholders under the U.S. Securities and Exchange Commission’s “notice and access” rules. Consequently, most stockholders will not receive paper copies of our proxy materials. We instead sent these stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 Proxy Statement and our Annual Report and vote via the Internet. The notice also included instructions on how you may receive a paper copy of your proxy materials. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that use of the “notice and access” process expedites stockholders’ receipt of proxy materials, lowers the costs of our annual meeting and helps to conserve natural resources.

Your vote is very important. Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

Harlan F. Seymour
Chairman of the Board of Directors

ACI WORLDWIDE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 14, 2012

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of ACI Worldwide, Inc. will be held on Thursday, June 14, 2012, at 8:30 a.m. EDT at the company’s principal executive offices located at 120 Broadway, Suite 3350, New York, New York 10271. We are holding the meeting to:

1.  Elect the seven directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2013 Annual Meeting of Stockholders;

2.  Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2012;

3.  Conduct an advisory vote on executive compensation;

4.  Approve amendments to our 2005 Equity and Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder; and

5.  Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 16, 2012 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of our common stock is entitled to one vote on all matters presented at the Annual Meeting.

By Order of the Board of Directors,

Dennis P. Byrnes
Secretary

April 25, 2012

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Voting Instructions beginning on page 1 of the Proxy Statement, or if you requested to receive printed proxy materials, your enclosed proxy card.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2011 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2011. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and are not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.

ACI WORLDWIDE, INC.

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

to be held on June 14, 2012

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of ACI Worldwide, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be used at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 14, 2012, at 8:30 a.m. EDT at the Company’s principal executive offices located at 120 Broadway, Suite 3350, New York, New York, 10271, and any postponement or adjournment thereof. A copy of our annual report to stockholders, including our annual report on Form 10-K for the fiscal year ended December 31, 2011, which includes our financial statements for 2011 (the “Annual Report”), accompanies this Proxy Statement. Beginning on or about April 25, 2012, we made this Proxy Statement available to our stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 14, 2012

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/aciw

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We instead sent these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting and helps to conserve natural resources.

Voting Instructions

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank Minnesota, National Association (“Wells Fargo”), the Internet Availability Notice was sent directly to you by the Company. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting facilities for stockholders of record will close at 5:00 p.m. EDT on June 12, 2012. If your shares are held in an account at a brokerage firm, bank, trust or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee or other nominee that must be followed in order for your broker, bank, trustee or other nominee to vote your shares per your instructions. See the section below entitled “Abstentions and Broker Non-Votes” for additional information regarding the impact of abstentions and broker-non votes on the votes required for each proposal.

Revocability of Proxies

A holder of our common stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Proxy Voting

Subject to any revocation as described above, all common stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted as follows:

1.  FOR the election of all seven director nominees listed below in Proposal 1;

2.  FOR the ratification of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2012;

3.  FOR the approval, on an advisory basis, of our executive compensation; and

4.  FOR the approval of the amendment of the 2005 Equity and Performance Incentive Plan.

As to any other matter that may be brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons voting the same.

Record Date, Outstanding Shares and Quorum

Only holders of our common stock of record at the close of business on April 16, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 39,779,351 shares of our common stock issued and outstanding, excluding 6,827,445 shares of common stock held as treasury stock by the Company. Shares of common stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of common stock held on all matters to be voted on by our stockholders. Stockholders may not cumulate their votes in the election of directors. Unless the context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of common stock entitled to vote at the Annual Meeting. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. We have retained Mediant Communications LLC to assist us with the distribution of proxies. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. If you are a beneficial owner of shares held in “street name” and you do not provide voting instructions to your broker, your shares may be voted on any matter your broker has discretionary authority to vote. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers generally have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The ratification of the appointment of an independent registered public accounting firm (the “independent auditor”) (Proposal 2) is considered a routine matter. Non-routine matters include the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the vote on the proposed amendment to the 2005 Equity and Performance Incentive Plan (Proposal 4). We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes”.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present in person or by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted.

Board Voting Recommendations

Our Board recommends that you vote your shares FOR the election of each of the seven director nominees listed in Proposal 1 below, FOR the ratification of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2012 (Proposal 2), FOR the proposal regarding an advisory vote on executive compensation (Proposal 3) and FOR the proposal to amend the 2005 Equity and Performance Incentive Plan (Proposal 4).

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present. The seven persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions and broker non-votes will not affect the outcome of the voting on this proposal.

With respect to Proposal 2, the ratification of the appointment of our independent registered public accounting firm (the “independent auditor”) for the fiscal year ending December 31, 2012, Proposal 3, the advisory vote on executive compensation and Proposal 4, amending the 2005 Equity and Performance Incentive Plan, a stockholder may mark the accompanying form of proxy card to (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter. Because only a majority of shares actually voting is required to approve Proposal 2, Proposal 3 and Proposal 4, abstentions and broker non-votes will have no effect on the outcome of the voting on any of these proposals.

The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving stockholders well and maintaining our integrity in the marketplace. Our Board has a standing Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) which operates pursuant to a charter. The full text of the Nominating and Corporate Governance Committee charter is published on our website at www.aciworldwide.com in the Who We Are — Investor Relations — Corporate Governance section. During 2011, the members of the Corporate Governance Committee consisted of Messrs. Curtis, Seymour and Stokely, each of whom is “independent” as defined in Rule 5605(a)(2) of The NASDAQ Stock Market (“NASDAQ”) listing standards.

The Corporate Governance Committee regularly monitors corporate governance developments and reviews our policies, processes and procedures in light of these developments to ensure that the Company and our Board adhere to “best practices” in this arena. The Corporate Governance Committee also provides advice to our Board with respect to:

•	Board organization, membership and function;

•	compensation of our directors, including their compensation for service on committees of our Board;

•	director stock ownership guidelines;

•	Board committee structure, membership and purpose;

•	our Corporate Governance Guidelines;

•	oversight of our policies and positions regarding significant stockholder relations issues;

•	evaluation of, and successor planning for, our Chief Executive Officer (“CEO”); and

•	other matters relating to corporate governance and the rights and interests of our stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure that our Board follows practices and procedures that serve our best interests and the best interests of our stockholders. The full text of our Corporate Governance Guidelines is published on our website at www.aciworldwide.com in the Who We Are — Investor Relations — Corporate Governance section. The Corporate Governance Committee is responsible for overseeing these guidelines and making recommendations to our Board regarding any changes. These guidelines address, among other things, the following topics:

•	performance assessments of our Board and its committees;

•	composition and independence of our Board and its committees;

•	director orientation and continuing education;

•	policy on directors that change corporate affiliations; and

•	management responsibilities and Board access to management.

Code of Business Conduct and Code of Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer and controller) and employees. We have also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which applies to our Chief Executive Officer, our Chief Financial Officer, our Chief Accounting Officer, Controller, and persons performing similar functions. The full text of both the Code of Business Conduct and Ethics and the Code of Ethics is published on our website at www.aciworldwide.com in the Who We Are — Investor Relations — Corporate Governance section. We will disclose amendments to, or waivers of, certain provisions of the Code of Business Conduct and Ethics and the Code of Ethics relating to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.

Director Independence and Meeting Attendance

The Company is governed by our Board of Directors. In accordance with our Corporate Governance Guidelines, at least a majority of our Board must consist of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company. Our Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NASDAQ listing standards. In addition to applying these guidelines, our Board considers all relevant facts and circumstances in making an independence determination. With the exception of Mr. Heasley, our President and Chief Executive Officer, each of our directors is independent.

All members of the Board’s standing Audit Committee, Compensation and Leadership Development Committee and Nominating and Corporate Governance Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Our Board held twelve meetings during 2011 with eight of the Board meetings conducted as telephonic meetings. All of our directors attended at least 90% of the meetings of the Board and the Board committees on which they served. Our Board has adopted a policy that requires all directors to attend our annual meetings of stockholders unless it is not reasonably practicable for a director to do so. All of the directors serving as of June 15, 2011 attended our 2011 Annual Meeting of Stockholders.

Board Committees and Committee Meetings

Our Board has standing Audit, Compensation and Leadership Development, Nominating and Corporate Governance and Strategy, Technology and Process Committees. The Audit Committee assists our Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditor. Additional information regarding the Audit Committee of our Board (the “Audit Committee”) is included in the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) reviews and determines salaries, performance-based incentives and other matters relating to executive compensation; generally administers our equity award and stock option plans, including reviewing and granting stock options and other equity awards to our executive officers, but excluding the grant of stock option and other equity awards, if any, to independent directors; reviews and evaluates the performance of, and succession planning for, executive officers other than our CEO; and provides general oversight over leadership development processes and strategies for executive and senior officers. The Compensation Committee also reviews and determines various other Company compensation policies and matters. Additional information regarding the Compensation Committee of our Board is included in the “Compensation Discussion and Analysis” section below.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) reviews and reports to our Board on a periodic basis with regard to matters of corporate governance and assists our Board in fulfilling its responsibilities to assure that we are governed in a manner consistent with the interests of our stockholders. Additional information regarding the Corporate Governance Committee is included in the “Corporate Governance” section above.

The Strategy, Technology and Process Committee (the “Technology Committee”) reviews and provides oversight of, and counsel on, matters relating to technology and innovation and assists our Board in its guidance of our technology strategies and our operations strategies and key initiatives required to achieve our five-year strategic plan. The Technology Committee consists of Board members and may also consist of management personnel. Members of the Technology Committee are recommended by the Corporate Governance Committee and appointed by our Board.

The table below provides meeting information for our Board and each of its committees during 2011:

Type of Meeting	Full Board	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Strategy, Technology and Process
In Person	4	4	4	3	4
Telephonic	8	5	3	0	0

Total Meetings in 2011	12	9	7	3	4

The table below provides membership information for each of the Board committees during 2011:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Strategy, Technology and Process[1]
Alfred R. Berkeley, III	X	—	—	X
John D. Curtis	—	—	Chair	—
James C. McGroddy	—	—	—	Chair
Harlan F. Seymour	—	X	X	—
John M. Shay, Jr.	X	Chair	—	—
John E. Stokely	Chair	—	X	—
Jan H. Suwinski	—	X	—	X

1	Mr. Heasley also serves as a member of the Strategy, Technology and Process Committee.

Board Leadership Structure

Our Board has determined that having an independent director serve as the Chairman of the Board is in the best interests of our stockholders. Our Chairman of the Board is Harlan F. Seymour. Our President and CEO, Mr. Heasley, is the only member of our Board who is not an independent director. We believe that this leadership structure enhances the accountability of our President and CEO to the Board and strengthens the Board’s independence from management. While both leaders are actively engaged on significant matters affecting the Company, such as long-term strategy, we believe splitting these leadership positions enables Mr. Heasley to focus his efforts on running our business and managing the Company while permitting Mr. Seymour to focus more on the governance of the Company, including oversight of our Board.

Board’s Role in Risk Oversight

Although management is responsible for the day-to-day management of risks to the Company, our Board provides broad oversight of the Company’s risk management programs. In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company in order to permit the Board to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for the Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. In particular, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. The Compensation Committee also strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Technology Committee concentrates on the Company’s technology strategies and reviews the scope, direction, quality, investment levels and execution of such strategies as well as strategic transactions primarily relating to technology, and considers the level of risk associated with the technology strategies formulated by management.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.

Compensation Risk Analysis

We have reviewed our material compensation policies and practices for all employees and have concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. While risk-taking is a necessary part of growing a business, our compensation philosophy, as discussed below in the section entitled “Compensation Discussion and Analysis,” is focused on aligning compensation with the long-term interests of our stockholders as opposed to rewarding short-term management decisions that could pose long-term risks. Specifically, our compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features and characteristics include, without limitation:

•	a balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long-term value of our stock price;

•	the use of performance shares with specific performance goals combined with stock options for equity awards which we believe balances risk incentives;

•	reasonable goals and objectives in our incentive programs and the use of company-wide metrics which encourages decision-making that is in the best long-term interests of our stockholders;

•	the Compensation Committee’s ability to exercise downward discretion in determining incentive program payouts;

•	recoupment and forfeiture provisions pertaining to annual incentive payouts and long-term incentive equity awards which provisions are applicable to all employees, including our executive officers;

•	share ownership guidelines applicable to our executive officers;

•

all executives and senior management employees worldwide participate in the same annual incentive program that pertains to our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” section below) and that has been approved by the Compensation Committee;

•	the use of time-based vesting over three or four years for our stock options ensures that our executives’ interests align with those of our stockholders over the long term;

•	the use of a three-year performance period for our performance shares ensures that our executives focus on the long-term performance of the Company; and

•	annual equity grants so executives have unvested awards that could decrease significantly in value if our business is not managed for the long term.

Director Nomination Process

The role of the Corporate Governance Committee includes identifying, evaluating and recommending director candidates to our Board. The Corporate Governance Committee continues to consider director candidates and generally seeks independent directors with broad diversity of experience, skills, particular areas of expertise, geographic representations, specific backgrounds and other characteristics that may enhance the effectiveness of our Board and its committees and the quality of the Board’s deliberations and decisions. The Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, disability or any other.

In addition, the Corporate Governance Committee takes into consideration the following criteria in selecting and evaluating director candidates:

•

Independent Directors.    Our Board should include at least enough independent directors (as determined by NASDAQ rules and applicable laws and regulations) to satisfy the independent director requirements of such rules, laws and regulations.

•

Other Directors.    Subject to the right of the Corporate Governance Committee and our Board to decide otherwise when appropriate, our CEO generally should be a director. Additionally, depending on the circumstances, certain other members of management, as well as individuals having relationships with the Company that prevent them from being independent directors, may be deemed to be appropriate members of our Board.

•	General Criteria for Each Director. Candidates for positions on our Board should possess certain qualities. In particular, a director should:

•	be an individual of the highest character and integrity;

•	be free of any conflict of interest that would violate any applicable laws, rules, or regulations or interfere with the proper performance of the responsibilities of a director;

•	be willing and able to devote sufficient time to the affairs of the Company;

•	have the capacity and desire to represent the balanced, best interests of our stockholders as a whole; and

•	bring diverse perspectives to our Board as well as sound business acumen.

All of the current nominees for director are incumbent directors serving on our existing Board. The Corporate Governance Committee based its decision to re-nominate these incumbent directors on its consideration of each individual’s contributions, including the value of his experience as a director, the current composition of our Board and its committees and the Company’s needs.

Stockholder Recommendations for Director Nominees

The Corporate Governance Committee considers stockholder recommendations for candidates for our Board furnished to the Company as set forth below in the section entitled “Stockholder Communications with our Board.”

The Secretary of the Company did not receive, by a date not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of our 2011 Annual Meeting of Stockholders, a recommended director nominee for election at this Annual Meeting from any eligible stockholder.

Stockholder Nomination Process

Pursuant to our Bylaws, as amended, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders.

Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the stockholder is a holder of record of our common stock entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares owned beneficially and of record by the stockholder giving notice and by the beneficial owner, if any, on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among the stockholder, the beneficial owner on whose behalf the notice is given and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by our Board; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) whether the stockholder, or the beneficial owner on whose behalf the nomination is made, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of our common stock entitled to vote required to elect the nominee(s).

In addition to the name and address of the stockholder making the nomination, as they appear on the Company’s books, the notice must also include the name and principal business address of all (A) persons controlling, directly or indirectly, or acting in concert with, such stockholder, (B) beneficial owners of shares of stock of the Company owned of record or beneficially by such stockholder (with the term “beneficial ownership” as used herein to have the meaning given to that term in Rule 13d-3 under the Securities Exchange Act (the “Exchange Act”)) and (C) persons controlling, controlled by, or under common control with, any person specified in the foregoing clause (A) or (B) (with the term “control” as used herein to have the meaning given to that term in Rule 405 under the Securities Act of 1933, as amended) (any such person or beneficial owners set forth in the foregoing clauses (A), (B) and (C) shall be a “Stockholder Associated Person” for purposes of our Bylaw 14(c)).

The stockholder notice must also disclose (i) any derivative positions related to any class or series of securities of the Company held or beneficially held by the stockholder and each Stockholder Associated Person (as defined above); and (ii) whether and the extent to which any hedging, swap or other transactions or series of transactions have been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the stockholder or any Stockholder Associated Person with respect to any shares of stock of the Company.

If the Board so requires, to be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice) to the Secretary at the principal executive offices of the Company, a written questionnaire with respect to the identity, background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

The Secretary of the Company did not receive written notice from any stockholder regarding an intention to make a nomination.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedure described below in the section entitled “Stockholder Proposals,” may be delivered to the Secretary of the Company at the Company’s principal executive office located at 120 Broadway, Suite 3350, New York, New York 10271, sent via e-mail to grp-ACI-directors@aciworldwide.com or via telephone to (402) 778-2183. These communications will be received by the Secretary of the Company, who will forward them to the appropriate members of our Board.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is presently composed of eight members; however, Alfred R. Berkeley, III, is not being nominated for re-election and the Board will be composed of seven members following the 2012 Annual Meeting of Stockholders. Our Board, as recommended by the Nominating and Corporate Governance Committee, has nominated for re-election as directors John D. Curtis, Philip G. Heasley, James C. McGroddy, Harlan F. Seymour, John M. Shay, Jr., John E. Stokely and Jan H. Suwinski, each to serve until the 2013 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

As described above in the section entitled “Corporate Governance — Director Nomination Process,” our Board selects nominees with a view to establishing a Board of Directors that is comprised of members who:

•	demonstrate the highest character and integrity;

•	are independent and free of any conflicts of interest;

•	are willing and able to devote sufficient time to the affairs of the Company;

•	have the capacity and desire to represent the balanced, best interests of our stockholders; and

•	bring diverse perspectives to our Board as well as sound business acumen.

We believe that each of the director nominees bring these qualifications to our Board. Moreover, they provide our Board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, public company board experience, understanding of and experience in technology and software industries, experience with companies with a global presence and those that have high-growth strategies, and extensive operational and strategic planning experience in complex, global companies. The priorities and emphasis of the Corporate Governance Committee and of our Board with regard to these factors change from time to time to take into account changes in the Company’s business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Corporate Governance Committee and our Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-assessment process and in connection with candidate selection to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We do not expect or intend that each director will have the same background, skills, and experience; we expect that Board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the Board as a whole in its oversight and advice concerning our business and operations. Listed below are key skills and experience that we consider important for our directors to have in light of our current business and structure.

•

Senior Leadership Experience.    Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important strategic, operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•

Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the CEO and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

•

Business Development, Mergers and Acquisitions (M&A) and Strategic Alliances Experience.    Directors who have a background in business development, in M&A transactions and with strategic alliances can provide insight into developing and implementing strategies for growing our business through combination or partnership with other organizations. Useful experience in this area includes consideration of “go direct versus acquire” and “develop organically versus acquire” strategies, analysis of the synergies of a proposed acquisition or partnership with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial Expertise.    Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities.

•

Industry and Technical Expertise.     Because we are a technology and software provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, and the market segments in which we compete. In addition, our software products and services are primarily focused on facilitating electronic payments both in domestic and international markets. Knowledge of, and experience in, the global electronic payments industry and the banking and financial services industries provides useful insight into the needs, practices and operations of the Company’s principal customer base.

•

Global Expertise.    Because we are a global organization with research and development, channel facilities, sales and other offices in many countries and customers located in over 80 different countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

•

Legal Expertise.    Directors who have legal education and experience can assist our Board in fulfilling its responsibilities related to the oversight of the Company’s legal and regulatory compliance, and engagement with regulatory authorities.

Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each of our director nominees brings to our Board of Directors in addition to the general criteria described above satisfied by each of our director nominees. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

John D. Curtis	Director Since: 2003
Age: 71

Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Business Development, M&A and Strategic Alliances Experience • Global Expertise • Legal Expertise

•Senior Vice President, General Counsel and Corporate Secretary of The Warranty Group, Inc., a provider in over 30 countries of underwriting, administration and marketing of service contracts and related services, since February 2011

•Previously worked as an attorney providing legal and business consulting services from August 2002 to February 2011

•Served as General Counsel of Combined Specialty Corporation and a director of Combined Specialty Insurance Company, wholly-owned subsidiaries of Aon Corporation (NYSE: AOC) from July 2001 to July 2002

•President of First Extended, Inc., a holding company with two principal operating subsidiaries: First Extended Service Corporation, an administrator of vehicle extended service contracts and FFG Insurance Company, a property and casualty insurance company from November 1995 to July 2002

•Serves as a director of The Warranty Group, Inc. board of directors

Philip G. Heasley	Director Since: 2005
Age: 62
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Industry and Technical Expertise • Business Development, M&A and Strategic Alliances Experience	•Our President and Chief Executive Officer since March 2005
•Chairman and Chief Executive Officer of PayPower LLC, an acquisition and consulting firm specializing in financial services and payment services from October 2003 to March 2005
•Chairman and Chief Executive Officer of First USA Bank from October 2000 to November 2003
•Served in various capacities for U.S. Bancorp from 1987 until 2000, including Executive Vice President, and President and Chief Operating Officer

•Serves on the National Infrastructure Advisory Council for the President

•Director of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions, and Lender Processing Services, Inc. (NYSE: LPS), a provider of mortgage processing services, settlement services, mortgage performance analytics and default solutions

•Previously a director of Fidelity National Title Group, now known as Fidelity National Financial, Inc. (NYSE: FNF), a provider of title insurance, specialty insurance and claims management services, Kintera, Inc. (NASDAQ: KNTA), a provider of software for non-profit organizations, until it was acquired by Blackbaud, Inc. (NASDAQ: BLKB), Ohio Casualty Corporation (NASDAQ: OCAS), the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up Ohio Casualty Group, collectively referred to as Consolidated Corporation, and Fair Isaac Corporation (NYSE: FICO), a provider of analytics and decision management technology

James C. McGroddy	Director Since: 2008
Age: 75
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Industry and Technical Expertise • Global Expertise • Business Development, M&A and Strategic Alliances Experience	•Self-employed consultant
•Employed by International Business Machines Corporation from 1965 through 1996 in various capacities, including seven years as Senior Vice President of Research
•Chairman of the Board of MIQS, a Colorado-based healthcare information technology company, Chairman of the Board of Advanced Networks and Service, Inc.
•Member of the U.S. National Academy of Engineering
•Previously served as a director of Paxar Corporation (NYSE: PXR), a provider of merchandising systems for the retail and apparel industry

Harlan F. Seymour	Director Since: 2002
Age: 62
Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Business Development, M&A and Strategic Alliances Experience • Financial Expertise • Global Expertise	•Our Chairman of the Board since September 2002
•Sole owner of HFS, LLC, a privately-held investment and business advisory firm advising public and private companies particularly in the area of strategic planning services
•Served as a director and as Executive Vice President of ENVOY Corporation, which provides electronic processing services, primarily to the health care industry
•Director of Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment, and serves on its audit, governance and strategic planning committees

•Serves as a member of various private, profit and non-profit boards of directors, including Lagncappe Health Inc., a company that provides technology solutions to pharmacies and utilizes pharmacy transactions data to improve patient outcomes and the advisory board of Calvert Street Capital Partners, a private equity firm

John M. Shay, Jr.	Director Since: 2006
Age: 64

Skills, Experience and Expertise:	Biographical Information:
• Financial Expertise • Business Development, M&A and Strategic Alliances Experience • Global Experience	•President and owner of Fairway Consulting LLC, a business consulting firm

•Employed by Ernst & Young LLP, a Big Four accounting firm offering audit, business advisory and tax services from 1972 through March 2006 serving as an audit partner from October 1984 to March 2006 and managing partner of the firm’s New Orleans office from October 1998 through June 2005

•Served as an adjunct auditing professor in the graduate business program of the A.B. Freeman School of Business at Tulane University for approximately 10 years
•Certified Public Accountant

John E. Stokely	Director Since: 2003
Age: 59

Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Business Development, M&A and Strategic Alliances Experience • Financial Expertise • Global Expertise	•President of JES, Inc., an investment and consulting firm providing strategic and financial advice to companies in various industries from August 1999 through 2007

•Served as President, Chief Executive Officer and Chairman of the Board of Richfood Holdings, Inc., a publicly-traded FORTUNE 500 food retailer and wholesale grocery distributor, from 1996 until August 1999 when it merged with Supervalu Inc. (NYSE: SVU)

•Director of (i) Imperial Sugar Company (NASDAQ: IPSU), a manufacturer that refines, packages and distributes sugar and (ii) Pool Corporation (NASDAQ: POOL), a wholesale distributor of swimming pool supplies and related equipment

•Serves as Lead Independent Director of Pool Corporation (NASDAQ: POOL)
•Serves as a member of various private, profit and non-profit boards of directors, including AMF Bowling

•Previously served as a director of O’Charley’s Inc. (NASDAQ: CHUX), a casual dining restaurant company, Performance Food Group (NASDAQ: PFCG), a foodservice distributor, until it was acquired by affiliates of The Blackstone Group (NYSE: BX) and Wellspring Capital Management, and Nash-Finch Company (NASDAQ: NAFC), a leading food distribution company

Jan H. Suwinski	Director Since: 2007
Age: 70

Skills, Experience and Expertise:	Biographical Information:
• Senior Leadership Experience • Public Company Board Experience • Industry and Technical Expertise • Business Development, M&A and Strategic Alliances Experience • Global Expertise	•Clinical Professor of Management and Operations at the Samuel Curtis Johnson Graduate School of Management at Cornell University in Ithaca, New York
•Served in various management positions in technology based businesses at Corning Incorporated from 1965 to 1996
•Served as Executive Vice President of the Opto Electronics Group and a member of the operating committee at Corning Incorporated from 1990 to 1996
•Served as Chairman of Siecor Corporation, a Corning joint venture with Siemens AG from 1992 to 1996

•Director of Tellabs, Inc. (NASDAQ: TLAB), a provider of telecommunications networking products, and Thor Industries, Inc. (NYSE: THO), a manufacturer of recreational vehicles and buses

•Previously served as a director of Ohio Casualty Corporation (NASDAQ: OCAS), the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty insurance companies that make up Ohio Casualty Group, collectively referred to as Consolidated Corporation

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

DIRECTOR COMPENSATION

It is our Board’s general policy that compensation for independent directors should be a mix of cash and equity-based compensation. As part of a director’s total compensation, and to create a direct linkage with corporate performance and stockholder interests, our Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based on, the value of appreciation in our common stock. We do not pay our employee directors for service on our Board in addition to their regular employee compensation.

The compensation program for independent directors has not materially changed since 2005. In 2011, our Board engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to evaluate the competitiveness of our independent director compensation program. The Corporate Governance Committee reviewed Pearl Meyer’s analysis of both the level and mix of compensation paid to independent directors of the peer group companies for executive compensation purposes identified in the “Compensation Discussion and Analysis” section below. After considering the competitive information, trends in compensation for independent directors in general, the workload carried by our Board, and the difficulty of recruiting and retaining highly qualified independent directors, the Corporate Governance Committee increased the annual premium for the Chairman of the Board from $20,000 to $40,000, increased the annual retainer for the Compensation Committee Chairman from $5,000 to $10,000, and increased the annual retainer fees for the Compensation Committee members from $3,000 to $4,000. All other retainer fees for our independent directors remained unchanged. The Corporate Governance Committee reviews our independent director compensation program annually. Our Board has engaged Pearl Meyer to review our current compensation program for independent directors.

Cash Compensation

Our independent director compensation program provides that each independent director receives a $10,000 quarterly retainer fee. The Chairman of the Board receives an additional $10,000 quarterly premium. The chairman of the Audit Committee receives an additional $2,500 quarterly retainer fee and other independent directors who serve on the Audit Committee, receive an additional $1,000 quarterly retainer fee. The chairman of the Compensation Committee receives an additional $2,500 quarterly retainer fee and other independent directors who serve on the Compensation Committee, receive an additional $1,000 quarterly retainer fee. Each Board committee chairman, other than the chairman of the Audit Committee and Compensation Committee, receives an additional $1,250 quarterly retainer fee and independent directors who serve on Board committees, other than the Audit Committee and Compensation Committee, receive an additional $750 quarterly retainer fee for service on each committee. Each independent director receives $2,000 for each Board or Board committee meeting attended, whether in person or telephonically. All directors are reimbursed for expenses incurred in connection with attendance at Board and Board committee meetings and our annual meetings of stockholders.

Equity-Based Compensation

Our independent directors are granted an award of stock options upon commencing service as a director of the Company and an annual equity award grant thereafter. Such grants are made at the discretion of our Board based on the recommendations of its Corporate Governance Committee. Director equity awards are provided pursuant to the terms of our 2005 Equity and Performance Incentive Plan, as amended (the “2005 Incentive Plan”). Director equity awards vest on the earlier to occur of (1) the date which is one year following the date of grant, and (2) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability or upon a change-in-control of the Company. The equity awards are non-qualified stock options with an exercise price equal to the closing price (price for last trade) of our common stock as reported by The NASDAQ Global Select Stock Market on the date of grant.

On June 15, 2011 (the grant date), our independent directors were each granted a non-qualified option to purchase 10,000 shares of our common stock with an exercise price equal to $29.00.

Deferred Compensation Plan

Each independent director may elect to defer receipt of all or a part of his cash compensation on a calendar year basis under the Company’s Amended and Restated Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow independent directors and a select group of management or highly compensated employees of the Company designated by our Compensation Committee to save for retirement on a tax-deferred basis. Additional information on the Deferred Compensation Plan can be found under the heading “Deferred Compensation Plan” in the “Executive Compensation” section below.

With the exception of Mr. McGroddy, none of our independent directors made any contributions to the Deferred Compensation Plan during 2011. No amounts are included in the Director Summary Compensation Table because the Nonqualified Deferred Compensation plan earnings were not preferential or above market.

Director Summary Compensation Table

The table below summarizes the compensation we paid to our independent directors during the fiscal year ended December 31, 2011.

Director Summary Compensation Table(1)

Name(2) (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards(3) ($) (d)	Total ($) (h)
Alfred R. Berkeley, III	94,000	136,907	230,907
John D. Curtis	73,000	136,907	209,907
James C. McGroddy	77,000	136,907	213,907
Harlan F. Seymour	123,750	136,907	260,657
John M. Shay, Jr.	108,750	136,907	245,657
John E. Stokely	101,000	136,907	237,907
Jan H. Suwinski	89,750	136,907	226,657

(1)	Columns (c), (e), (f) and (g) to this table entitled “Stock Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation,” respectively, have been omitted because no compensation is reportable thereunder.
(2)	Philip G. Heasley, our President and CEO, is not included in this table as he is an employee of the Company and thus, receives no compensation for his service as a director. The compensation received by Mr. Heasley as an employee of the Company is shown in the “Summary Compensation Table” in the “Executive Compensation” section below.

(3)	The amounts in column (d) reflect the grant date fair value of each option award granted during 2011, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). The amounts shown do not correspond to the actual value that will be realized by the independent director. The assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2011, included in our Annual Report. The grant date fair value of the options granted to our independent directors on June 15, 2011 was $13.69 per option. The aggregate grant date fair value for all options granted to our independent directors on June 15, 2011 was $958,349. The following table sets forth each independent director’s aggregate number of option awards outstanding as of December 31, 2011:

Name	Vested Stock Option Awards	Unvested Stock Option Awards	Aggregate Stock Option Awards
Alfred R. Berkeley, III	40,000	10,000	50,000
John D. Curtis	82,000	10,000	92,000
James C. McGroddy	30,000	10,000	40,000
Harlan F. Seymour	66,000	10,000	76,000
John M. Shay, Jr.	50,000	10,000	60,000
John E. Stokely	82,000	10,000	92,000
Jan H. Suwinski	40,000	10,000	50,000

Independent Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with that of our stockholders. These guidelines provide that each of our independent directors should have equity positions in the Company with a value equal to four times his annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years from (i) the adoption of the stock ownership guidelines, which occurred in September 2007, or (ii) election to our Board, whichever is later, to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until he achieves his prescribed ownership level.

REPORT OF THE AUDIT COMMITTEE

During 2011, the members of the Audit Committee consisted of Messrs. Berkeley, Shay and Stokely. At all times during 2011, each of the directors that served on the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each of the members met the NASDAQ regulatory requirements for financial literacy and that Mr. Stokely and Mr. Shay are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter (the “Audit Committee Charter”) approved and adopted by our Board. A copy of the Audit Committee Charter is available on our website at www.aciworldwide.com in the Who We Are — Investor Relations — Corporate Governance section.

The Audit Committee, on behalf of our Board, oversees the Company’s financial reporting process as more fully described in the Audit Committee Charter. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor.

The Company’s independent auditor, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in the Company’s annual report on Form 10-K for 2011 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with the Company’s internal auditors and Deloitte, with and without management present, their evaluations of the Company’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

The Company’s independent auditor is responsible for expressing opinions on (i) the conformity of the Company’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of the Company’s internal controls over financial reporting. The independent auditor has full and free access to the Audit Committee. The Company’s independent auditor has expressed the opinion that the Company’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with the independent auditor its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent auditor under Statement on Auditing Standards No. 114, The Auditor’s Communication With Those Charged With Governance (formerly Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T).

The Audit Committee discussed with the Company’s independent auditor its independence from management and the Company, and received from Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor and management the independent auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for 2011 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE John E. Stokely, Chairman Alfred R. Berkeley, III John M. Shay, Jr.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITOR

The Audit Committee has selected and appointed, and our Board has approved the Audit Committee’s selection and appointment, of Deloitte & Touche (“Deloitte”) as our independent auditor for the fiscal year ending December 31, 2012. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent auditor for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of the stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2011 and 2010 in its capacity as our independent auditor during such years.

Fee Category	2011	2010
	($)
Audit Fees	2,097,156	1,858,211
Audit Related Fees	193,500	18,820
Tax Fees	267,531	182,927
Other Fees	0	10,000
Total Fees	2,558,187	2,069,958

Audit Fees.    This category represents the aggregate fees paid or payable to Deloitte for professional services rendered for the audit and quarterly reviews of the Company’s annual consolidated financial statements for 2011 and 2010 and the audit of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2011 and December 31, 2010 in accordance with the standards of the Public Company Accounting Oversight Board.

Audit-Related Fees.    This category represents the aggregate fees billed by Deloitte for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit Fees” for 2011 or 2010. The professional services performed by Deloitte in 2011 consisted of (i) tax and accounting due diligence associated with the acquisition of S1 Corporation and review of related SEC registrations statements and (ii) out-of-scope work on the acquisition of ISD Corporation. The professional services performed by Deloitte in 2010 consisted of (i) assistance with the review of SEC registration statements and (ii) assistance with the review of SEC comment letters.

Tax Fees.    This category represents the aggregate fees billed by Deloitte for tax-related services rendered to the Company for 2011 and 2010. Tax fees billed by Deloitte in 2011 and 2010 consisted of fees for professional services related primarily to tax compliance projects, including (i) assistance in the preparation of tax credit calculations and (ii) preparation of, and assistance with, expatriate tax returns and payroll calculations.

All Other Fees.    There were no other fees billed by Deloitte for services rendered to the Company during 2011, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” In 2010, the aggregate other fees billed by Deloitte totaled $10,000 and represents a subscription fee for access by the Company to the Deloitte technical library website.

The Audit Committee has considered whether the provision of the services by Deloitte, as described above in “Tax Fees” is compatible with maintaining the independent auditor’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent auditor and its member firms. Under these policies, all audit and non-audit services to be performed by our independent auditor must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent auditor are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chairman of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by our independent auditor in 2011 and 2010 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of the proposal. Because only a majority of shares actually voting is required to approve Proposal 2, abstentions and broker non-votes will have no effect on the outcome of the voting on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is providing our stockholders with the opportunity to vote, on an advisory basis, on the executive compensation of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” section below). This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the accompanying compensation tables and other related tables and narrative discussion contained in this Proxy Statement.

As described in detail in the “Compensation Discussion and Analysis,” our executive compensation programs are performance-based programs designed to (i) attract, retain, motivate and reward highly qualified and talented executives, including our Named Executive Officers, who provide leadership to the Company necessary to drive superior results; (ii) reward senior executives, including our Named Executive Officers, for achieving measurable goals designed to drive superior Company results; and (iii) strengthen the commonality of interest between our stockholders and senior executives, including our Named Executive Officers.

This advisory vote is not intended to address any specific item of compensation, but rather, the overall compensation of our Named Executive Officers and the principles, policies and procedures related to executive compensation described in this Proxy Statement. We therefore urge our stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and other related tables and narrative discussion which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We believe that our executive compensation programs incent overall Company performance, appropriately link pay to performance, are well aligned with the long-term interests of our stockholders, and ensure consistent leadership, decision making and actions without taking inappropriate or unnecessary risks. These practices are highlighted throughout the “Compensation Discussion and Analysis” section and include, the following:

•

Between 66% and 78% of the total on-target compensation of our Named Executive Officers is performance-based compensation directly tied to Company financial, operational or strategic performance goals.

•

We introduced the use of performance shares which are earned, if at all, after a three-year performance period based on the achievement of performance goals relating to the Company’s compound annual growth rate in sales and cumulative operating income over the three-year performance period.

•

The 2011 long-term incentive program is comprised of a combination of stock options and performance shares in order to reinforce the Compensation Committee’s objective of making long-term incentive awards variable so that the level of compensation actually earned depends on the Company’s performance against specified financial, operational and strategic goals, and is directly tied to stockholder value.

•

With one exception, the base salaries for each of our executive officers remained unchanged in 2011 based on the fact that the base salaries fell within a range consistent with industry benchmark data and our executive compensation philosophy. In the case of our Chief Financial Officer, he received a 4.6% increase in base pay to reflect his functional progression into the Chief Financial Officer role.

•	We have stock ownership guidelines for our directors and executive officers.

•	Our equity award and our annual variable cash incentive award agreements incorporate forfeiture and recoupment provisions.

•	Our equity plans expressly prohibit re-pricing awards without stockholder approval.

We believe that our executive compensation philosophy, our core compensation objectives and our compensation programs, practices and policies have resulted in executive compensation decisions that have appropriately incentivized the achievement of financial goals that, despite recent challenging economic conditions, have benefited our Company and our stockholders and are expected to drive long-term stockholder value over time. For example, in 2011:

•	Our full year diluted earnings per share were $1.34, an increase of 68% over 2010.

•	Sales bookings rose to a record level of $556.3 million for 2011.

•	Operating income improved 24% over 2010 operating income.

As illustrated above and in the “Compensation Discussion and Analysis” section, the Compensation Committee has and will continue to take action to structure our executive compensation programs, practices and policies in a manner that is performance-based with a view toward maximizing long-term stockholder value. The Compensation Committee believes that its compensation programs, practices and policies are effective in implementing our compensation philosophy. Accordingly, the following resolution is submitted for an advisory stockholder vote:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” the accompanying compensation tables and the other related tables and narrative discussion.

Advisory Vote

Stockholders are not ultimately voting to approve or disapprove our Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. The Compensation Committee and our Board expect to take into account the outcome of this stockholder advisory vote when considering future executive compensation decisions.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of the proposal. Because only a majority of shares actually voting is required to approve Proposal 3, abstentions and broker non-votes will have no effect on the outcome of the voting on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN

On March 8, 2005, the stockholders adopted the 2005 Equity and Performance Incentive Plan (the “Original 2005 Incentive Plan”), which had been approved by the Board on December 1, 2004. On July 24, 2007, the stockholders approved an amendment to the 2005 Incentive Plan (the “Current 2005 Incentive Plan”), which had been approved by the Board on April 26, 2007. The Current 2005 Incentive Plan is intended to meet the Company’s objective of balancing stockholder concerns about dilution with the need to provide appropriate incentives to achieve Company performance objectives. To further serve this Company objective, on March 14, 2012, the Board approved, and is submitting for approval by the stockholders, an Amended and Restated 2005 Equity and Performance Incentive Plan (the “Amended Plan”). The Amended Plan will become effective upon adoption by the stockholders. If the Amended Plan is not approved by the stockholders, the Current 2005 Incentive Plan will remain in effect. Additionally, the Board is submitting the Amended Plan for approval by the stockholders of the material terms and conditions of the Amended Plan for purposes of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Sales, operating income and earnings before interest, taxes, depreciation and amortization are included the Amended Plan as a additional Management Objectives.

A summary of the amendments to the Current 2005 Incentive Plan pursuant to the Amended Plan is set forth below, which is followed by a summary description of the Amended Plan. A copy of the Amended Plan is attached to this Proxy Statement as Annex A, and incorporated herein by this reference. The summary descriptions of the amendments to the Current 2005 Incentive Plan and the Amended Plan provided below are qualified in their entirety by reference to the full text of the Amended Plan.

As of the Record Date, the Company had 878,599 shares available for grant under the Current 2005 Incentive Plan. As of the Record Date there were 3,170,855 options outstanding under all of the Company’s equity compensation plans with a weighted average exercise price of $23.92 and a weighted average term to expiration of 5.21 years. As of the Record Date, the Company also had 927,407 outstanding performance share grants and 156,791 outstanding restricted share awards under all the Company’s equity compensation plans.

Summary of the Amendment to the Current 2005 Incentive Plan

The Amended Plan increases the aggregate number of shares of Common Stock, par value $0.005 per share, available for issuance under the Amended Plan by 2,750,000 to a total of 7,750,000 (plus any shares of Common Stock that are represented by options previously granted under certain terminated Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company). The Current 2005 Incentive Plan authorized 5,000,000 shares of Common Stock (plus any shares of Common Stock that are represented by options previously granted under certain terminated Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company). The Amended Plan would also expressly prohibit re-pricing appreciation rights.

As of the Record Date, the Company had 878,599 shares shares available for new grants under the Current 2005 Incentive Plan. If the stockholders approve the Amended Plan, the Company will have 3,628,599 shares available for new grants under the Amended Plan.

Purposes of the Amended Plan

The ability to maintain a market competitive stock-based incentive program by making available various stock compensation awards. The Amended Plan is intended to give the Company greater flexibility in providing competitive incentive compensation that closely aligns the interests of key employees and officers with those of the Company’s stockholders. The Amended Plan permits the grant of a variety of incentive awards, such as restricted stock awards, performance awards and stock appreciation rights, that will provide the Company with greater flexibility in designing stock and performance based incentives for executives, key employees and non-employee directors.

The furtherance of many compensation and governance best practices. The Amended Plan prohibits stock option and appreciation right re-pricing and contains a 1,000,000-share limit on the number of shares that may be issued to a Participant in connection with stock options, stock appreciation rights, restricted stock awards or other awards during any calendar year. The Amended Plan also prohibits the granting of stock options and stock appreciation rights at a price below market value on the date of grant. The Amended Plan does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under the plan).

Summary Description of the Amended Plan

The Amended Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and other awards (“Awards”).

New Plan Benefits

Any person who is an employee or non-employee director of the Company and certain of its subsidiaries and affiliates is eligible to be considered for Awards under the Amended Plan. The Board has the authority to select the individuals to whom Awards will be granted. Future Awards under the Amended Plan will be discretionary so that it is impossible to determine who will receive Awards and in what amounts in the event the Amended Plan is adopted, although each of the Company’s current executive officers and directors would be eligible to participate.

Shares Available Under the Plan

Plan Share Limits.    Subject to adjustment in certain circumstances as discussed below, the maximum number of shares of Common Stock that may be issued or transferred in connection with Awards granted under the Amended Plan will be the sum of (i) 7,750,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by options previously granted under the following terminated Company plans which are forfeited, expire or are canceled without delivery of Common Stock or which result in the forfeiture or relinquishment of Common Stock back to the Company: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan, (E) the 2000 Non-Employee Director Stock Option Plan, and (F) the 2002 Non-Employee Director Stock Option Plan (collectively the “Prior Plans”). As of the Record Date, there were 209,153 options for shares of Common Stock outstanding under the Prior Plans. To the extent Awards granted under the Amended Plan terminate, expire, are canceled without being exercised, are forfeited or lapse for any reason, the shares of Common Stock subject to such Award will again become available for grants under the Amended Plan.

As of the Record Date, the Company had 878,599 shares available for new grants under the Current 2005 Incentive Plan. If the stockholders approve the Amended Plan, the Company will have 3,629,056 shares available for new grants under the Amended Plan.

As of the Record Date, the per share closing price of the Company’s Common Stock as reported on The NASDAQ Global Select Stock Market was $39.14.

Individual Limits.    The aggregate number of shares of Common Stock that may be issued upon exercise of incentive stock options will not exceed 3,000,000 shares of Common Stock. No Participant (defined below) will receive stock options, stock appreciation rights, restricted stock, restricted stock units and other awards under the Amended Plan, during any calendar year, for more than 1,000,000 shares of Common Stock. In addition, no Participant may receive performance shares or performance units having an aggregate value on the date of grant in excess of $7,500,000 during any calendar year. Each of the limits described above may be adjusted equitably to accommodate a change in the capital structure of the Company as described below.

Adjustments.    The Board may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards, in the option price and base price provided in outstanding options and appreciation rights, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Awards such alternative consideration it determines to be equitable under the circumstances and may require in connection therewith the surrender of any Awards replaced. The Board may also make or provide for such adjustments in the numbers of shares reserved under the Amended Plan as the Board may determine is appropriate to reflect any transaction or event described above.

Eligibility and Administration

Eligibility.    Officers, other employees and non-employee directors of the Company and its subsidiaries and affiliates are eligible to participate in the Amended Plan. The Board shall, in its discretion, select the persons to receive Awards (the “Participants”). The number of Participants may vary from year to year. It is not possible to state in advance the exact number or identity of the Participants or the amounts of any Awards.

Administration of the Amended Plan.    The Amended Plan is administered by the Board, which may delegate all or any part of its authority to the Compensation Committee of the Board (or a subcommittee thereof); provided, however, the Compensation Committee is comprised of two or more individuals who are “non-employee directors” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code. The Board has the sole authority to determine (i) the Participants to whom Awards are to be granted under the Amended Plan; (ii) the type, size and terms of each Award; (iii) the time when the Awards are to be made and the duration of the exercise, restriction period or performance period, including the criteria for exercisability and any acceleration of exercisability; (iv) the amendment of the terms of any previously issued Award; and (v) any other matters arising under the Amended Plan.

Award Agreements.    All Awards are subject to the terms and conditions set forth in the Amended Plan and to such other terms and conditions consistent with the Amended Plan as the Board deems appropriate and which are specified in a writing (an “Award Agreement”) by the Board to the designated individual. The Board may approve the form and provisions of each Award Agreement to an individual. Awards under the Amended Plan need not be uniform among the designated individuals receiving the same type of Award. Each Award Agreement may designate: (i) whether the vesting period, restriction period, performance period or other restrictions on transfer will accelerate or lapse early upon a change-in-control of the Company; (ii) whether the Award will include dividends or dividend equivalents on a current, deferred or contingent basis; and (iii) any other terms and conditions the Board may deem appropriate.

Management Objectives

The Amended Plan provides for the establishment of “Management Objectives” which are measurable objectives established for Participants who have received grants of performance shares or performance units (collectively “Performance Awards”) or, when determined by the Compensation Committee, other Awards granted pursuant to the Amended Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, affiliate, division, department, region or function within the Company or subsidiary or affiliate which employs the Participant. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a “covered employee” as defined in Section 162(m) of the Code will be based on specified levels of, or growth in, one or more of the following criteria: (a) cash flow/net assets ratio, (b) debt/capital ratio, (c) return on total capital, (d) return on equity, (e) earnings per share, (f) revenue, (g) total return to stockholders, (h) backlog, (i) contribution margins, (j) sales, (k) operating income, and (l) earnings before interest, taxes, depreciation and amortization. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances make the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement as it deems appropriate subject to certain limitations on modifications to “covered employees” under Section 162(m) of the Code. The Compensation Committee may also utilize Management Objectives to make other Awards granted to covered employees qualify as performance based awards under Section 162(m) of the Code.

Payment of Awards

Any Award grant may specify that the amount payable to a Participant under the respective Award may be paid by the Company in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Participant or retain for the Board the right to elect among those alternatives. Any Award grant may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed a maximum amount or number specified by the Board at the date of grant.

Stock Options

Types and Eligibility.    The Amended Plan provides that the Board may grant Participants options to purchase shares of Common Stock intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), or nonqualified stock options (“NQSOs”) that are not intended to so qualify, or any combination of ISOs or NQSOs (collectively, “Options”). ISOs may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

Exercise and Option Price.    No Option will be exercisable more than ten years from the date of grant. The option price per share for any Option granted under the Amended Plan may not be less than the market value per share of Common Stock on the date of grant. The exercise of an Option will result in the cancellation, on a share-for-share basis, of any tandem stock appreciation right granted in connection with such Option.

Dividend Equivalent Rights.    We have never declared or paid a cash dividend. None of our outstanding Options have dividend equivalent rights associated with them.

Re-pricing of Options Prohibited.    The Amended Plan prohibits reducing the option price of any outstanding Option. The Amended Plan also prohibits the cancellation of any outstanding Option in exchange for an Option with a lower option price.

Stock Appreciation Rights

Types. Stock appreciation rights (“Appreciation Rights”) are the right to receive from the Company an amount determined by the Board and expressed as a percentage (not exceeding 100%) of the “spread” at the time of exercise. The Board may grant “tandem” Appreciation Rights in connection with an Option granted under the Amended Plan or “freestanding” Appreciation Rights unrelated to any Option. The “spread” in the case of a freestanding Appreciation Right is the amount by which the market value of the Company’s Common Stock on the date of exercise exceeds the base price specified in the right. The “spread” in the case of tandem Appreciation Rights is the amount by which the fair market value of the Company’s Common Stock on the date of exercise exceeds the option price specified in the related Option.

Tandem Appreciation Rights.    Tandem Appreciation Rights may be granted either at or after the time the related Options are granted and while the Options remain outstanding; however, in the case of an ISO such rights may only be granted at the time the Option is granted. The number of tandem Appreciation Rights that are exercisable during any given period of time may not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period of time. Upon the exercise of the related Option, the tandem Appreciation Right relating to Common Stock covered by such Option will terminate. Upon the exercise of a tandem Appreciation Right, the Option relating to the Common Stock covered by such Appreciation Right will terminate. Tandem Appreciation Rights may be exercised (i) only at a time when the related Option is exercisable and (ii) at a time when the “spread” is positive. The Award Agreement for a tandem Appreciation Right will identify the related Options.

Freestanding Appreciation Rights.    Freestanding Appreciation Rights must specify a base price (which must be equal to or greater than the market value on the grant date) and the period(s) of continuous employment of the Participant by the Company or any subsidiary or affiliate that are necessary before the freestanding Appreciation Right or installments thereof become exercisable. No freestanding Appreciation Right granted under the Amended Pan may be exercised more than ten years from the grant date.

Re-pricing of Appreciation Rights Prohibited.    The Amended Plan prohibits reducing the base price of any outstanding Appreciation Right. The Amended Plan also prohibits the cancellation of any outstanding Appreciation Right in exchange for an Appreciation Right with a lower base price.

Restricted Stock and Restricted Stock Units

Restricted Stock.    The Board may issue or transfer shares of Common Stock to Participants under a restricted stock grant for consideration or no consideration, and subject to restrictions, as determined by the Board. All restricted stock Awards will transfer ownership of such shares of restricted stock to the Participant and entitle the Participant to voting, dividend and other ownership rights, but the Participant’s ownership of the restricted shares shall be subject to substantial risk of forfeiture and restrictions on transfer. The Board may establish conditions under which restrictions will lapse over a period of time based upon the achievement of performance goals or according to such other criteria as the Board deems appropriate (the “Restriction Period”). The Restriction Period will not be less than one year. An Award Agreement for restricted stock Awards may specify any Management Objectives that, if achieved, will result in the termination or early termination of the restrictions on the restricted shares including, without limitation, any minimum acceptable levels of achievement or formulas for determining the number of restricted shares on which the restrictions will terminate.

Restricted Stock Units.    The Board may award to Participants the right to receive Common Stock or cash at the end of a specified period (“Restricted Stock Unit”), for consideration or no consideration. Each Restricted Stock Unit will be subject to a Restriction Period of not less than one year. The Restriction Period for Restricted Stock Units shall be designated in the Award Agreement. During the Restriction Period, the Participant will have no rights of ownership in the Restricted Stock Units, including voting rights, and will have no right to transfer his or her rights.

Performance Shares and Performance Units

Performance Shares and Performance Units.    The Board may award Participants “Performance Shares” or “Performance Units” (collectively, “Performance Awards”) which will become payable to a Participant upon the achievement of specified Management Objectives. A “Performance Share” is a bookkeeping entry that records the equivalent of one share of Common Stock and a “Performance Unit” is a bookkeeping entry that records a unit equivalent to $1.00. Each Award Agreement for Performance Awards will specify: (i) the number of Performance Shares or Performance Units granted; (ii) the period of time established for the Participant to achieve the Management Objectives, which may not be less than one (1) year from the grant date (the “Performance Period”); (iii) the Management Objectives and a minimum acceptable level of achievement as well as a formula for determining the number of Performance Shares or Performance Units earned if performance is at or above the minimum level but short of full achievement of the Management Objectives; and (iv) any other terms that the Board may deem appropriate.

Other Awards

Other Awards.    The Board may grant shares of Common Stock as a bonus, cash bonuses or may grant other awards in lieu of the obligations of the Company to pay cash or deliver property under the Amended Plan or under other plans or compensatory arrangements.

Amendments and Termination

Plan.    The Current 2005 Incentive Plan was effective July 24, 2007. The Amended Plan will be effective as of the date it is adopted by the stockholders of the Company. If adopted by the stockholders of the Company, no grant will be made under the Amended Plan more than ten years after the date that the stockholders of the Company approve the Amended Plan. The Board may amend or terminate the Amended Plan at any time; provided, however, the Board will not amend the Amended Plan without stockholder approval if such approval is required to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements. Except for adjustments permitted under the terms of the Amended Plan (i) the Board will not, without approval of the stockholders, authorize the amendment of any outstanding Option to reduce the option price, and (ii) no Option will be cancelled and replaced with Awards having a lower option price without the approval of the stockholders. Awards granted under the Amended Plan prior to its termination will remain outstanding until exercised or until the end of the term of such Awards. The termination of the Amended Plan will not impair the power and authority of the Board with respect to Awards that remain outstanding after termination of the Amended Plan.

Outstanding Awards.    The Board may amend the terms of an Award granted under the Amended Plan, prospectively or retroactively, provided such amendment does not materially impair the rights of a Participant without the Participant’s consent. An outstanding Award may otherwise be amended by agreement of the Company and the Participant consistent with the Amended Plan.

Federal Income Tax Consequences

The following is only a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended Plan. This summary does not purport to be a complete analysis of all potential U.S. federal income tax or other tax consequences relevant to Participants, or to describe tax consequences based upon particular circumstances. In addition, the summary does not address the income tax laws of any municipality, state or foreign country in which a Participant may reside and to which a Participant may be subject.

In general, a Participant will not recognize income at the time a NQSO is granted. At the time of exercise, the Participant will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

A Participant generally will not recognize income upon the grant or exercise of an ISO. If shares issued to a Participant upon the exercise of an ISO are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the Participant, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the Participant as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the Participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the Participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. Subject to certain exceptions for death or disability, if a Participant exercises an ISO more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a NQSO. In addition, the exercise of an ISO will be treated essentially the same as the exercise of a NQSO for purposes of the federal alternative minimum tax (“AMT”), which exercise may subject the Participant to AMT.

No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares, will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

A Participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the Participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

To the extent that a Participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the Participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and its three other most highly compensated executive officers (except for the Chief Financial Officer), unless the compensation in excess of $1,000,000 is considered “performance-based compensation” or otherwise excepted from Section 162(m)’s deduction limitation. An additional requirement for the deductibility of performance-based compensation in excess of $1,000,000 paid to certain executive officers is that the material terms under which such performance-based compensation is to be paid, including the performance goals, must be disclosed to the stockholders and approved by a majority vote of the stockholders prior to the payment of such performance-based compensation.

As discussed above, the Amended Plan provides for the establishment of Management Objectives, which Management Objectives will be determined by the Compensation Committee and will be based on measurable objectives established for Participants who have received Performance Awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the subsidiary, affiliate, division, department, region or function within the Company or subsidiary or affiliate which employs the Participant. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a “covered employee” as defined in Section 162(m) of the Code will be determined by the Compensation Committee and will be based on specified levels of, or growth in, one or more of the following criteria: (a) cash flow/net assets ratio, (b) debt/capital ratio, (c) return on total capital, (d) return on equity, (e) earnings per share, (f) revenue, (g) total return to stockholders, (h) backlog, (i) contribution margins, (j) sales, (k) operating income, and (l) earnings before interest, taxes, depreciation and amortization. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances make the Management Objectives unsuitable, the Compensation Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement as it deems appropriate subject to certain limitations on modifications to “covered employees” under Section 162(m) of the Code. The Compensation Committee may also utilize Management Objectives to make other Awards granted to covered employees qualify as performance based awards under Section 162(m) of the Code.

A vote in favor of approving the Amended Plan will be a vote approving all the material terms and conditions of the Amended Plan for purposes of the performance-based compensation exception to Section 162(m) of the Code.

Vote Required

The approval of the Amended Plan requires the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting. Accordingly, an abstention or broker non-vote will have the legal effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 EQUITY AND PERFORMANCE INCENTIVE PLAN

INFORMATION REGARDING SECURITY OWNERSHIP

The following tables set forth certain information regarding the beneficial ownership of our common stock as of March 31, 2012 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Summary Compensation Table” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 39,779,351 outstanding shares of common stock as of March 31, 2012, exclusive of 6,915,398 shares of common stock held as treasury stock by the Company. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2012 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2012 by (i) each of our directors, (ii) each of our Named Executive Officers, and (iii) all of our executive officers and directors as a group. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned (2)	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(3)	Total Shares Beneficially Owned	Percent
Philip G. Heasley	262,310	782,602	1,044,912	2.58%
Craig A. Maki	1,875	213,797	215,672	*
Dennis P. Byrnes	43,268	104,967	148,235	*
David N. Morem	25,089	96,672	121,761	*
Harlan F. Seymour	24,000	66,000	90,000	*
John E. Stokely	2,000	82,000	84,000	*
John D. Curtis	2,000	82,000	84,000	*
Jan H. Suwinski	30,000	40,000	70,000	*
Alfred R. Berkeley, III	18,378	-	18,378	*
John M. Shay, Jr.	3,000	50,000	53,000	*
Scott W. Behrens	14,069	30,448	44,517	*
James C. McGroddy	4,000	30,000	34,000	*
All Directors and Executive Officers as a group (13 persons)(4)	455,207	1,603,306	2,038,513	4.93%

*	Less than 1% of the outstanding shares of our common stock.

(1)	The address for all of our directors and executive officers is the address of the Company’s principal executive offices located at 120 Broadway, Suite 3350, New York, New York 10271.

(2)	Includes shares of restricted stock subject to certain restrictions on transfer and subject to forfeiture prior to vesting. For Mr. Byrnes, this amount includes 4,587 shares of restricted stock, for Mr. Morem, this amount includes 4,587 shares of restricted stock, and for Mr. Behrens, this amount includes 3,000 shares of restricted stock. The total for all directors and executive officers as a group includes 13,799 shares of restricted stock.

(3)	Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2012 (May 30, 2012).

(4)	Includes 600 shares held in trust by the spouse of an executive officer for which the executive officer disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2012 by each person known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Beneficial Owner	Number of Shares	Percent
Waddell and Reed Investment Management Co.(1)	7,120,094	17.90%
6300 Lamar Avenue, Overland Park, KS 66202
BlackRock Fund Advisors(2)	2,759,009	5.91%
400 Howard Street, San Francisco, CA 94105

(1)	Based on a Schedule 13G filed with the SEC on February 14, 2012.

(2)	Based on a Schedule 13G filed with the SEC on February 10, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Company employees generally prepare these reports on behalf of our executive officers on the basis of information obtained from them and review the forms submitted to us by our non-employee directors and beneficial owners of more than 10% of the common stock. Based on such information, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2011 were filed on time.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2011, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,097,922	$23.28	1,162,881	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	4,097,922	$23.28	1,162,881

(1)	This number reflects shares reserved for issuance in connection with performance share awards under the 2005 Incentive Plan outstanding as of December 31, 2011 based on the targeted award amounts.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy, core principles and decision making process. It discusses the determinations of the Compensation and Leadership Development Committee of our Board of Directors (the “Committee” for purposes of this discussion and analysis) of how and why, in addition to what, compensation actions were taken for the following “Named Executive Officers” during 2011.

Philip G. Heasley	President and Chief Executive Officer
Scott W. Behrens	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Dennis P. Byrnes	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Craig A. Maki	Senior Vice President, Chief Corporate Development Officer and Treasurer
David N. Morem	Executive Vice President, Global Business Operations

Executive Summary

Pay-for-Performance Philosophy Leads to Strong 2011 Results

The cornerstone of our compensation philosophy is to pay our executives for performance and this “pay-for- performance” approach forms the foundation for all of the Committee’s decisions regarding executive compensation. We generally set base pay slightly below the median of the Company’s peer group to reflect a desire to have more of an executive’s cash compensation tied to organizational performance. We then set annual variable cash compensation at a level so that the executive’s total on-target cash compensation is at the market median (the 50th percentile of our peer group). In order to incent long-term value creation, we also grant our executives long-term incentive awards tied to specific objectives of the Company which focus on long-term results. Our compensation philosophy provides that on-target long-term incentive awards shall have a value equal to the value of long-term incentives for the 65th percentile of relevant market data using a financial value as the basis for setting the value of the award. The use of the 65th percentile of relevant market data for on-target long-term incentive awards demonstrates our belief that executive compensation should emphasize performance-based metrics linked to long-term value creation and stockholder alignment. By setting the target long-term incentive award above the competitive market median, we believe we provide executives greater incentive to drive company results that increase long-term stockholder value.

Our executive compensation philosophy and associated programs demonstrate a pay-for-performance approach that is expected to create long-term stockholder value. We believe that our compensation programs contributed to the 2011 financial performance as follows.

	Fiscal Year 2011 ($ in millions except per share amounts)	Fiscal Year 2010 ($ in millions except per share amounts)	Percentage Increase
Sales	$556	$525.2	6%
Revenue	$465.1	$418.4	11%
Operating Income	$66.2	$53.6	24%
Diluted EPS	$1.34	$0.80	68%
60-Month Backlog	$1,617	$1,566	3%
Stock Price at year end	$28.64	$26.87	7%

2011 Pay-For-Performance Highlights

•

Between 66% and 78% of the total on-target compensation of our Named Executive Officers is performance-based compensation tied directly to Company financial, operational or strategic performance goals.

•

With one exception, the base salaries for each of our executive officers remained unchanged in 2011 based on the fact that the base salaries fell within a range consistent with industry benchmark data and our executive compensation philosophy. In the case of our Chief Financial Officer, he received a 4.6% increase in base pay to reflect his functional progression into the Chief Financial Officer role.

•

As a result of our strong financial performance in 2011, our annual variable cash incentive compensation program paid our Named Executive Officers incentive compensation amounts up to 141.25% of the targeted opportunity yet, despite our strong performance, our Named Executive Officers did not receive the maximum payout of 200% which required even stronger performance results.

•

We continued to use the concept of a funded incentive pool into our 2011 variable cash incentive program which based the total amount of funds available to pay out all variable cash incentive awards on the Company’s performance against the following core Company financial metrics: operating income, sales and 60-month backlog.

•

We continued the use of performance shares which are earned, if at all, after a three-year performance period based on the achievement of performance goals relating to the Company’s compound annual growth rate in sales and cumulative operating income over the three-year performance period.

•

The 2011 long-term incentive program is comprised of a combination of stock options and performance shares in order to reinforce the Committee’s objective of making long-term incentive awards variable so that the level of compensation actually earned depends on the Company’s performance against specified financial, operational and strategic goals, and is directly tied to stockholder value.

Stockholder Friendly Pay Practices

•	Our equity award and annual variable cash incentive award agreements incorporate forfeiture and recoupment provisions.

•	We have stock ownership guidelines for our directors and executive officers.

•	We grant annual equity awards so our executive officers have unvested awards that could decrease in value if they do not manage the business with a view to the Company’s long-term growth and success.

•

We have a balance of time horizons for our incentive awards, including an annual cash incentive program, three-year performance periods for our performance shares and stock options that vest over a three-year period commencing on the first anniversary of the grant date.

•	With the exception of our Chief Executive Officer, none of our executive officers, including our Named Executive Officers, has an employment agreement with the Company.

•

Over 77% of the votes cast at our 2011 Annual Meeting of Stockholders in the advisory vote on the executive compensation of our Named Executive Officers approved the executive compensation paid to our Named Executive Officers.

•	Our equity plans expressly prohibit re-pricing awards without stockholder approval.

Overview

The remainder of the Compensation Discussion and Analysis discussion below is organized as follows:

•	Our Executive Officer Compensation Philosophy. This section contains our compensation philosophy and objectives with respect to our executive officers.

•	How We Determine Executive Compensation. This section contains a discussion of the roles of the parties included in the process of determining executive officer compensation.

•

Elements of Executive Officer Compensation.    This section details each element of the compensation we provide to our executive officers, describes the key features and how each element furthers our compensation philosophy and the relevant decisions made for 2011.

•	Analysis of Named Executive Officer Compensation. This section focuses on the compensation provided to each Named Executive Officer during 2011.

•

Analysis of 2011 Incentive Compensation Programs.    This section contains details of the cash-based and equity-based incentive compensation programs pursuant to which we granted Named Executive Officers awards during 2011.

•	Equity Policies. This section describes our equity policies, including our stock ownership guidelines and our equity award granting policy.

•

Tax and Accounting Implications.    This section explains our practices with respect to Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and the deductibility of compensation paid to executive officers as well as our accounting practices for share-based compensation awards under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

•	Agreements with Named Executive Officers. This section contains a description of the material terms of our agreements with our Named Executive Officers.

•	2012 Compensation Update. This section contains a brief description of actions taken during 2011 regarding executive compensation for 2012.

Our Executive Compensation Philosophy

The purpose of our executive compensation program is to:

1.  attract and retain highly qualified executives who provide leadership to the organization necessary to drive superior results;

2.  reward senior executives for achieving measurable goals designed to drive superior company results; and

3.  strengthen the commonality of interest between our stockholders and senior executives.

Underlying the three purposes of executive compensation is our strong belief in a pay-for-performance philosophy. As a result, a significant portion of our executive officer compensation is variable with the level of compensation actually earned by the executive depends on the Company’s performance against specified financial, operational and strategic goals and objectives. As the following chart demonstrates, between 66% and 78% of the total on-target compensation provided to our Named Executive Officers is variable compensation linked directly to the performance of the Company.

We design our executive compensation programs to create incentives that promote a balance of short-term profitability, growth and success and long-term value growth for our stockholders. However, to be successful, we must attract talent globally from the information technology, software development and services and financial payments markets. Accordingly, we strive to design executive compensation programs that are competitive in these industries as well as across a broader spectrum of companies of comparable size and complexity in local and global markets.

We compensate our executive officers with a mix of base salary, variable cash incentives and long-term equity incentives. Base salary is designed to provide a market competitive level of pay for each executive based on the executive’s level within the organization. Variable cash and long-term equity incentives are designed to reward executives for their contributions to the Company’s performance. Executive officer contributions are measured based on achievement of performance targets that correlate to increasing the market success of the business and stockholder value. These performance targets align our executives’ incentives with the long-term and short-term interests of our stockholders. In aggregate, our programs support executive recruitment and retention and reward our executives for short-term operational performance while creating an incentive for future performance.

To implement our pay-for-performance philosophy, we target total cash compensation for executives at the median of relevant market levels for the respective position. For purposes of this discussion and analysis, the median of relevant market levels or “market median” typically means the 50th percentile of our current peer group and “competitive market data” or “comparative market data” refer to market data regarding our peer group. We generally target base salary levels for our executive officers slightly below market median levels with annual short-term variable cash incentive opportunities tied to specific and measurable performance goals that are important to the Company’s success and targeted to pay out slightly above market median levels when performance goals are achieved or exceeded. This strategy results in placing a greater level of total cash compensation at risk than is typical in the market since salaries are conservatively targeted as compared to prevailing market norms.

With respect to equity incentives, we strive to grant our executive officers long-term equity incentive opportunities with a targeted grant-date value equal to the 65th percentile of the competitive market data for each position. The use of the 65th percentile of competitive market data for on-target long-term incentive awards demonstrates our belief that executive compensation should emphasize performance-based metrics linked to long-term value creation and stockholder alignment. By setting the target long-term incentive award above the competitive market median, we believe we provide executives greater incentive to drive company results that increase long-term stockholder value. Actual award value granted may vary based upon the degree of direct responsibility the executive officer has for corporate results, as well as managing overall dilution and plan expenses. As a result of our pay–for-performance philosophy, base salary typically comprises a smaller percentage of the total compensation of our executive officers as compared with our peer group.

How We Determine Executive Compensation

Role of Compensation Committee

The Committee operates pursuant to a charter (the “Compensation Committee Charter”) approved and adopted by our Board. A copy of the Compensation Committee Charter is available on our website at www.aciworldwide.com in the Who We Are — Investor Relations — Corporate Governance section. During 2011, Messrs. Seymour, Shay and Suwinski served as members of the Committee. At all times during 2011, each of the directors that served on the Committee was “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards.

The Committee approves base salary and incentive compensation for, and addresses other compensation matters with respect to, our executive officers, including our Named Executive Officers. The Committee grants all stock options and other equity awards to all employees, including our executive officers, based on management recommendations; provided, however, grants and awards to our CEO are based on recommendations from the Committee’s independent compensation consultant and the Board’s evaluation of the CEO’s performance. The full Board retains the authority to grant equity awards to non-employee directors, taking into consideration the recommendations of the Corporate Governance Committee.

In determining our executive officers’ compensation, the Committee primarily considers the following:

•	Company performance, individual performance and relative stockholder return;

•	the value of similar incentive awards to officers at comparable companies;

•

the result of the stockholder advisory vote on executive compensation (the executive compensation paid to our Named Executive Officers was approved, on an advisory basis, by over 77% of the votes cast at our 2011 Annual Meeting of Stockholders);

•	the equity and long-term incentive awards given to the officers in prior years; and

•	the value of any change-in-control severance or other severance arrangements.

In determining our CEO’s compensation, the Committee specifically considers the Board’s evaluation of the CEO’s performance.

The Committee is also responsible for the periodic review and evaluation of (i) the terms and administration of our annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with our goals and objectives; (ii) existing equity-related plans and the adoption of any new equity-related plans, including a review and evaluation of our policies and practices relating to grants of equity-based compensation; and (iii) our employee benefits and, if applicable, perquisite programs and approval of any significant changes therein. The Committee also monitors the results of the annual stockholder advisory vote on executive compensation and factors it into the compensation plan. In accordance with the Compensation Committee Charter, the Committee also reviews and evaluates the performance of, and succession planning for, executive officers other than our CEO, and provides general oversight over leadership development process and strategies for executive officers.

Role of Our CEO and Executive Management

Executive management, acting primarily though our CEO, recommends to the Committee the compensation packages for all newly-hired executive officers. In addition, our CEO annually evaluates the performance of each executive officer and, based on that review, may recommend changes in the executive officer’s compensation to the Committee. This review includes a performance appraisal that takes into consideration various factors, including, without limitation, the following:

•	the executive’s contribution to the Company’s mission and objectives;

•	the ability of the executive to drive results for the Company;

•	the executive’s understanding of the Company’s business and his/her organizational savvy;

•	the ability of the executive to make complex decisions and his/her strategic abilities;

•	the executive’s ability to manage work process; and

•	the executive’s ability to manage diversity and ethics.

The CEO’s review also includes a determination of each executive’s leadership attributes along with an objective review of the executive’s profit and loss management and other key accomplishments during the review period. Our Company is an evolving company, and executives’ roles and scope of work, and the size and geographical diversity of the groups they manage are subject to change. As an executive’s role changes, our CEO may recommend changes to the executive’s compensation to the Committee.

The CEO’s compensation recommendations may include changes in base salary and the annual on-target variable cash incentive awards under our Management Incentive Compensation (“MIC”) program, additional equity grants, modifications to standard vesting schedules that are deemed to be in the best interest of the Company, and changes to future MIC plan performance metrics or targets to reflect changes in the scope or focus of an executive’s position. In making such recommendations, our CEO is typically provided with competitive market compensation data from our independent compensation consultant and recommendations related to individual executive performance from our human resources department. Our internal human resources department typically provides an analysis of comparative survey data obtained from third party resources when data for the selected position becomes available. All compensation changes for executive officers must be reviewed and approved by the Committee.

Management annually recommends to the Committee performance metrics for our MIC program. The performance targets associated with the selected performance metrics are tied directly to the annual operating plan. The MIC plans and the performance metrics and associated targets for executive officers are then reviewed, discussed with, and approved by the Committee.

Role of External Consultants

Pearl Meyer served as the Committee’s independent compensation consultant in connection with establishing the 2011 executive compensation. Pearl Meyer’s role included:

•	assisting the Committee with the review of the peer comparison group of companies;

•	reviewing the annual variable cash incentive program and the long-term equity incentive compensation program; and

•	conducting a benchmarking analysis of compensation against the peer group of companies for the Committee’s review.

In connection with its performance of these activities, Pearl Meyer met with the Committee both with and without management present. From time to time, Pearl Meyer also conducted surveys and analyses to assist the Committee in its analysis and decision-making process related to executive compensation. Pearl Meyer did not provide any services beyond executive compensation consulting services during 2011.

Effect of 2011 Advisory Vote on Compensation

The Committee will continue to take into account the outcome of the stockholder advisory vote on our executive compensation when considering future executive compensation arrangements. In light of the strong stockholder support of our executive compensation at our 2011 Annual Meeting of Stockholders and the continued alignment of our compensation program with the Company’s strategic goals, we have maintained the changes implemented in 2011 for 2012.

Market Referencing — The 2011 Peer Group

Each year we identify a peer group of businesses for the purpose of benchmarking our executive compensation pay and practices. Since 2007, the Committee has engaged in periodic reviews of the Company’s peer group in consultation with its independent compensation consultants.

After retaining Pearl Meyer as its independent compensation consultant in July 2010 and in anticipation of the establishment of 2011 executive compensation, which was established in December 2010, during 2010, the Committee requested that Pearl Meyer conduct a comprehensive review and analysis of the peer group used for executive compensation purposes, namely, to provide a market perspective for evaluating executive and non-employee director compensation, reviewing practices and trends as they relate to executive compensation programs and examining pay and performance relationships. Based on its review, Pearl Meyer recommended revisions to the peer group for use in connection with establishing 2011 executive compensation which was reviewed and approved by the Committee. The peer group used to compare the levels and elements of compensation provided to our executive officers in 2011 are listed below.

Advent Software, Inc.	Euronet Worldwide, Inc.
Ariba Inc.	Fair Isaac Corp.
Blackbaud Inc.	Henry (Jack) & Associates
Bottomline Technologies Inc.	JDA Software Group Inc.
Concur Technologies Inc.	S1 Corporation
CSG Systems International Inc.	VeriFone Systems, Inc.

The criteria for selecting companies for our 2011 peer group included U.S. publicly-traded companies in the software or information technology services industries of an appropriate similarity of size, based on revenue or market capitalization as well as companies that have a similar focus in terms of products or customer which would likely compete against the Company for financial capital and employees.

Elements of Executive Compensation

Our executive compensation programs are comprised of the following principal elements, each of which is described in more detail below:

Element of Compensation	Purpose	Pay–for-Performance Considerations	Target Positioning

Cash and Short-Term Variable Cash Compensation:

Base Salary	Provides competitive, fixed compensation to attract and retain exceptional executive talent	Adjustments to base salary consider the individual’s overall performance, contribution to the business and internal and external comparisons	We target base salary for our executive officers slightly below market median levels (50th percentile of peer group companies)

Executive Management Incentive Compensation Program	Encourages and rewards achievement of annual financial, operational and strategic performance goals	The potential amount received by an executive officer varies to the degree we achieve our annual financial, operational or strategic performance goals and the extent to which the executive officer contributes to the achievement	We target annual short-term variable cash incentive compensation to pay out slightly above market median levels (50th percentile of peer group companies) when performance goals are achieved so that when combined with base salary each executive officer’s total cash compensation is at market median level

Long-Term Incentive Compensation:

Performance Shares and Stock Options	Encourages executive officers to focus on the long-term performance of the Company, links an executive officer’s incentives to our stockholders’ interests in increasing our stockholder value, encourages significant ownership of our common stock and promotes long-term retention of our executives officers

Performance Shares: The number of performance shares earned by an executive officer, if any, is based on the Company’s performance over a three-year performance period against specified financial, operational or strategic performance goals

Stock Options: The potential appreciation in our stock price above the exercise price for stock options motivates our executives to build stockholder value as the executive officer only realizes value from the stock option if the stock price appreciates

We grant long-term incentive awards with targeted grant date value equal to the long-term incentives for the 65th percentile of comparative market data

Other Elements:

Deferred Compensation Benefits	Allows executive officers and other senior managers of the Company to defer compensation on a more tax-efficient basis by deferring employee contributions of base salary or annual variable cash incentive compensation	Not applicable	We strive to provide market competitive benefits consistent with benefits provided at other companies with whom we compete for talent

Health, Retirement and Other Benefits	Provides broad-based market competitive employee benefits program such as participation in benefit plans generally available to our employees, including, employee stock purchase plan, 401(k) retirement plan, life, health and dental insurance and short-term and long-term disability plans	Not applicable	Our goal is to provide health, retirement and other benefits at a reasonable costs consistent with health, retirement and other benefits provided at other companies with whom we compete for talent

Change- in-Control Benefits	Preserves productivity, avoids disruption and prevents attrition during a period when we may be involved in a change-in-control transaction and motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment	Not applicable	We strive to provide market competitive post-termination benefits consistent with the post-termination benefits provided at other companies with whom we compete for talent

Cash and Short-Term Variable Cash Compensation

Our compensation philosophy provides that the total on-target cash compensation of our executives should generally be at the market median (50th percentile of our current peer group). However, based on our pay-for-performance approach, we believe that annual variable cash incentive compensation tied directly to annual financial, operational and strategic performance goals should comprise a greater percentage of each executive’s total cash compensation. As a result, we generally set base salaries for our executive officers slightly below the market median with annual on-target variable cash incentive compensation set slightly above the market median.

Base Salary.    We generally target base salary levels for our executive officers slightly below market median levels. Each executive officer’s base salary, except our Chief Executive Officer’s (“CEO”), is based on the recommendation of our CEO to the Committee. These recommendations consider competitive market data assessments prepared by our independent compensation consultant. Other business factors used by the CEO in formulating base salary recommendations include the Company’s operating budget, a desire to phase in compensation changes over more than one fiscal year, relative levels of cash incentive and long-term equity compensation, the performance of a particular executive officer’s business unit in relation to established strategic plans, long-term potential of the executive officer to contribute to our financial position, retention concerns, if any, for individual executives, the overall operating performance of the Company, and the assessment of the executive’s performance in the executive’s annual performance appraisal. Based on data from the peer group, base salaries for our Named Executive Officer.

Mr. Heasley’s compensation and the terms of his employment are set forth in his employment agreement, as amended and restated, which agreement is discussed in further detail below in the section entitled “CEO Employment Agreement”. The Committee reviews Mr. Heasley’s compensation, including his base salary and on-target incentive compensation, and the terms of his employment agreement on an annual basis in connection with the review of all other executive officers’ compensation. The Committee considers competitive market data provided by our independent compensation consultant, the performance of the Company and progress on operational and strategic goals in this review. Information regarding the results of the 2011 review of Mr. Heasley’s compensation along with details regarding the compensation for our Named Executive Officers during 2011 is set forth below under “Analysis of 2011 Named Executive Officer Compensation” as well as in the “Summary Compensation Table” set forth in the “Executive Compensation” section below.

Variable Cash Incentive Compensation.    We generally establish annual on-target variable cash incentive compensation for our executive officers to pay out slightly above market median levels when the performance goals are achieved so that when combined with the executive officer’s base salary, total on-target cash compensation for each executive officer falls within the market median.

Our variable cash incentive program is known as our Management Incentive Compensation (“MIC”) program. Our MIC program is generally available to employees at or above the director level (e.g. one level below a vice president) and provides variable cash awards for business and individual performance during a 12-month performance period. The MIC program is designed to encourage an individual’s contribution to, and reward an individual for, Company-wide performance and the attainment of specific operational and financial goals that are controlled by or can be directly impacted by the individual.

In January 2008, the Committee adopted the Executive Management Incentive Compensation Plan (the “Executive MIC Plan”), which was approved by our stockholders on June 10, 2008. The Executive MIC Plan is intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee believes that it is in the best interests of the Company and its stockholders to ensure that bonuses to be paid to executive officers are deductible by the Company for federal income tax purposes. All MIC awards granted in 2011 to our executive officers, including our Named Executive Officers, were granted pursuant to the Executive MIC Plan.

Our CEO recommends annual on-target MIC awards for each executive officer, excluding himself, to the Committee. The CEO’s recommendations take into account competitive market data provided by our independent compensation consultant and general market data and compensation surveys provided by internal compensation resources within our human resources department.

Our MIC program provides for payments ranging from 0% of the applicable bonus opportunity, if the threshold performance levels are not attained, to 200% of the applicable bonus opportunity, if all performance is at or above the levels established to qualify for maximum payouts. Payments for performance between the threshold and maximum levels are interpolated based on the level of performance achieved.

Individualized MIC performance metrics and objectives are established for our executive officers as part of the Board’s review of its strategic plan and establishment of its annual operating budget. Performance metrics and related targets for our executive officers may include a mix of core Company-level financial metrics and business unit financial metrics that may be tailored to include important operational factors under the executive officer’s control. The performance metrics for our executive officers are all performance metrics set forth in the Executive MIC Plan approved by our stockholders. The Committee approves the performance metrics and objectives for each executive officer and our CEO.

The individual award agreements with each participant in the MIC program, including our Named Executive Officers, grant the Company the right to require a participant to forfeit his or her right to payment or to reimburse the Company for any payments previously paid, along with any other action the Company deems necessary or appropriate, in the event it is determined that the individual participant engaged in misconduct in the course of his or her employment.

Under the MIC program, in order to be entitled to any payment under the MIC program, the participant, including our Named Executive Officers, must be an employee of the Company on the date of payment, except to the extent otherwise provided by the Company. If the participant’s employment with the Company terminates for any reason prior to the payment date, the participant is not eligible for a MIC bonus under the respective MIC program, and he or she forfeits all rights to such payment except to the extent otherwise provided by the Company.

The Committee retains the right at any time to: (i) amend or terminate an individual executive’s MIC plan, in whole or in part, (ii) revoke any eligible executive’s right to participate in the MIC program, and (iii) make adjustments to targets.

Information about the MIC awards earned by our Named Executive Officers during 2011 is set forth below under “Analysis of 2011 Incentive Compensation Programs” as well as in the “Summary Compensation Table” set forth in the “Executive Compensation” section below.

Long-Term Incentive Compensation

Our long-term incentive program (“LTIP”) provides for the grant of equity awards and is available to a small group of senior management employees, including executive officers, whose responsibilities and decisions directly impact long-term business results. In each case, an executive officer’s LTIP award is consistent with other executives within the Company at a similar level. Including equity awards in the compensation package of our executive officers is beneficial in aligning management and stockholder interests, and consequently increasing stockholder value because the value of equity awards is directly tied to the value of our stock, providing award recipients with incentives to increase the value of our stock. While our CEO may recommend grants of equity awards for executive officers, the Committee must approve all equity-based awards granted to all of our employees, including our executive officers.

The form of equity awards is reviewed by the Committee each year in consideration of data provided by its independent compensation consultant combined with a review of the Company’s performance and business goals and consideration of global and domestic economic conditions. The combination of equity award grants to an executive officer is considered in the analysis of the executive officer’s overall compensation package based on market competitiveness and a review of the executive officer’s ability to contribute to increases in stockholder value. The Committee also takes into consideration the expense to the Company associated with equity awards. Generally, the Committee targets LTIP equity award opportunities at a grant-date value equal to the 65th percentile of competitive market data. The use of the 65th percentile of competitive market data for on-target long-term incentive awards demonstrates our belief that executive compensation should emphasize performance-based metrics linked to long-term value creation and stockholder alignment. By setting the target long-term incentive award above the competitive market median, we believe we provide executives greater incentive to drive company results that increase long-term stockholder value.

During 2011, the only equity incentive plan we had pursuant to which we granted equity awards, including our 2011 LTIP equity awards, was the 2005 Incentive Plan. A copy of the amended 2005 Incentive Plan was attached as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007 filed with the SEC on August 10, 2007.

The 2005 Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, performance awards and other awards to eligible employees or non-employee directors of the Company. The maximum number of shares of our common stock that may be issued or transferred in connection with awards granted under the 2005 Incentive Plan (prior to the amendment discussed in Proposal 4 of this Proxy Statement) is the sum of (1) 5,000,000 shares and (2) any shares represented by outstanding options that had been granted under designated terminated stock option plans that are subsequently forfeited, expire or are canceled without delivery of our common stock. As of December 31, 2011, we had 840,504 shares available for grant under the 2005 Incentive Plan based on the assumptions included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report.

In addition to annual grants under LTIP, in order to attract executive talent, we may grant stock options or other equity awards to new executives at the time of hire. Market practice and conditions, internal equity and the qualifications of the candidate are all factors considered by management and the Committee when determining whether to grant stock options or other equity awards to a new executive. New hire grants are typically granted by the Committee at the next regularly scheduled meeting after hire. On rare occasions, additional or special grants of stock options may be made to executives to recognize an increase in responsibility or when market conditions and competitive market data indicate that an executive’s compensation is not competitive. Special option grants are subject to Committee review and approval, which typically occurs during the next scheduled Committee meeting. Stock options that are not granted as part of LTIP generally vest over a four-year period; however, the Committee may adjust the vesting schedule to incorporate specific performance elements or to support continued retention. During 2011, the Committee did not grant any special option awards to any Named Executive Officer.

Information about the LTIP equity awards granted to our Named Executive Officers during 2011 is set forth below under “Analysis of 2011 Incentive Compensation Programs” section below.

Other Elements of Compensation

Employee Stock Purchase Plan.    We maintain an employee stock purchase plan that is available to substantially all employees, including our Named Executive Officers. This plan has been approved by our stockholders. Under the plan, participating employees may contribute up to 10% of their base salary (subject to certain IRS limits) to purchase shares of our common stock at the end of each participation period. The participation periods are three-month periods running from February through April, May through July, August through October and November through January each year and the purchase price is equal to 85% of the fair market value of the stock on the last day of the participation period.

Retirement Benefits.    We maintain a tax-qualified 401(k) retirement plan that provides for broad-based employee participation. Beginning on the first anniversary of an employee’s date of hire, we match the employee’s contributions up to 4% of the employee’s base salary with an annual match limit of $4,000 for each employee. All employer and employee contributions are 100% vested immediately. Our Named Executive Officers are eligible to participate in the 401(k) retirement plan.

Non-Qualified Deferred Compensation Benefits.    In September 2010, the Committee established the Deferred Compensation Plan which is a non-qualified deferred compensation plan in which a select group of management and highly compensated employees, including our Named Executive Officers, may elect to participate. Eligible participants may elect to defer either base salary or incentive compensation received under the MIC program. Deferral amounts are credited to a bookkeeping account maintained by the Company with hypothetical gains or losses attributable to the earnings indices selected by the employee. The Committee designates the earnings indices available to all participants; provided, however, under no circumstances shall the value of the Company’s stock be used as an earnings index. The Committee selected the following four earnings indices: S&P 500, the Russell 2000, the Barclay’s Bond Index and a fixed rate of return equivalent to the prime rate. The earnings indices are to be used for measurement purposes only and amounts deferred under the Deferred Compensation Plan will not represent any actual investment made on the participant’s behalf by the Company. It is intended that this Deferred Compensation Plan will conform with the requirements of Internal Revenue Code Section 409A and regulations pursuant thereto. Additional information on the Deferred Compensation Plan can be found under the heading “Deferred Compensation Plan” in the “Executive Compensation” section below.

Insurance and Disability Benefits.    We provide our Named Executive Officers with basic life, health, dental and disability coverage benefits. These benefits are the same as those provided to other employees within the organization.

Perquisites.    The Company generally does not provide additional or special executive-only benefits that are not part of our standard compensation practices for a particular geographic location or used to address special circumstances such as relocations.

Severance Benefits.    Except for the employment agreement with Mr. Heasley described in detail below in the section entitled “Employment Agreements with Named Executive Officers,” we do not have employment or severance agreements with our Named Executive Officers and their employment may be terminated at any time.

Change-in-Control Severance Benefits.    All of our Named Executive Officers are entitled to certain severance benefits under the terms of a Change-in-Control Employment Agreement (“CIC Agreement”). The change-in-control benefits provided in the CIC Agreements are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change-in-control transaction. The change-in-control severance program also motivates executives to pursue transactions that are in our stockholders’ best interests notwithstanding the potential negative impact of the transaction on their future employment. A description of the current CIC Agreements can be found below under the heading “Potential Payments Upon Termination or Change-in-Control — Change-In-Control Employment Agreements”.

Analysis of 2011 Named Executive Officer Compensation

In connection with establishing the 2011 compensation for our CEO and executive officers, the Committee engaged Pearl Meyer to conduct a competitive compensation analysis for key senior management positions within the Company, including each Named Executive Officer’s position (the “Competitive Analysis”). In the Competitive Analysis, Pearl Meyer provided compensation data on the CEOs of our peer group companies for the Committee’s consideration as well as compensation data on the other executive officer positions and general industry compensation survey data. The Competitive Analysis contains information related to the median levels (50th percentile) of our peer group or “market median” levels. The Committee reviewed the Competitive Analysis to ensure that the compensation programs for our key senior managers, including our Named Executive Officers, are consistent with our compensation philosophy and remain within broadly competitive norms.

In addition to reviewing competitive market data, the Committee also believes that individual compensation should reflect an executive officer’s position and value to our organization considering individual contribution to business results, knowledge and skills, and market value and that individual compensation should also take into consideration long-term potential of the executive officer to contribute to our financial position and retention concerns, if any, for individual executives.

In accordance with our compensation philosophy, we set the base salary for each of our Named Executive Officers for 2011 slightly below the median of our peer group and established annual on-target MIC awards targeted to pay out slightly above market median levels when the performance targets are achieved. Any modifications made to a Named Executive Officer’s base salary or annual on-target MIC award during 2011, as described below, were made in order to adjust the respective executive’s total cash compensation to fall within the competitive norms contained within the Competitive Analysis or to reflect individual contributions of the executive to the Company or increased responsibilities assumed by the executive. Set forth below is a summary of the decisions related to 2011 executive compensation for each of our Named Executive Officers made during 2011. Additional information regarding decisions made related to the 2012 executive compensation for our Named Executive Officers is set forth in the “2012 Compensation Update” section below.

Philip G. Heasley, President and CEO

The Committee reviews our CEO’s compensation and the terms of his employment agreement on an annual basis in connection with the review of all other executive officers’ compensation. Based on a review of the Competitive Analysis, Mr. Heasley did not receive an increase to his base salary or his annual on-target MIC award and therefore, his base salary of $575,000 and annual on-target MIC award of $575,000 remained the same during 2011. The Committee determined that Mr. Heasley’s base salary was market competitive and in line with his performance as the CEO of the Company and an annual on-target MIC award equal to 100% of his base salary conforms to market practice where a CEO’s annual cash incentive target typically equals his base salary.

On December 1, 2010, as part of the 2011 LTIP, Mr. Heasley received a grant of 35,112 performance shares and 43,890 stock options.

We believe that our application of a pay-for-performance philosophy is consistent with current market practices that tend to award a higher proportion of equity compensation to officers in the CEO position. Moreover, we believe that Mr. Heasley’s compensation level should be more strongly tied to increases in stockholder value than our other Named Executive Officers because the Committee believes that the CEO’s position and performance has a more significant impact on the Company’s performance and stock price. Accordingly, the aggregate grant date fair value of Mr. Heasley’s equity awards is currently approximately 3.5 times greater than the average LTIP grant value of our other Named Executive Officers while his base salary is only two times greater than the average base salary of our other Named Executive Officers.

Scott. W. Behrens, Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Scott W. Behrens joined the Company in June 2007 as our Corporate Controller. In October 2007, the Board appointed him to serve as our Chief Accounting Officer. The Board designated Mr. Behrens as “principal financial officer” for purposes of SEC filings in March 2008 and then appointed him to serve as our Chief Financial Officer in December 2008. Mr. Behrens ceased serving as our Corporate Controller in December 2010. Mr. Behrens was appointed an Executive Vice President in March 2011. In connection with the functional progression of Mr. Behrens’ position to include the enhanced responsibilities of the Chief Financial Officer position, we determined that it was in the best interest of the Company to make adjustments to Mr. Behrens’ compensation over several years consistent with this progression in order to conform to the competitive market for the Chief Financial Officer position.

As a result of this functional progression approach to making Mr. Behrens’ compensation market competitive, Mr. Behrens’ base salary increased from $270,000 to $282,350, a 4.6% increase, and his annual on-target MIC award increased from $189,000 to $197,645, a 4.6% increase. Mr. Behrens’ on-target MIC award represents 70% of his base salary which conforms to competitive market data related to annual cash incentive compensation as a percentage of his positions’ base salary.

On December 1, 2010, as part of the 2011 LTIP, Mr. Behrens received a grant of 12,876 performance shares and 16,095 stock options.

Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Mr. Byrnes has served as our Executive Vice President, General Counsel and Secretary since March 2011. In 2012, Mr. Byrnes assumed responsibilities for strategic planning and marketing and global IT. From when he joined the Company in June 2003 until March 2011, Mr. Byrnes served as Senior Vice President, General Counsel and Secretary. Commencing in 2008, Mr. Byrnes assumed responsibility for the Company’s global human resources department and the global corporate services department. In addition, in 2009, Mr. Byrnes assumed responsibility for the Company’s corporate tools and infrastructure department and became the Company’s Chief Administrative Officer. In 2010, Mr. Byrnes also assumed the corporate management office responsibilities as part of his role as Chief Administrative Officer. Based on a review of the Competitive Analysis, Mr. Byrnes did not receive a base salary or annual on-target MIC award increase in 2011 and therefore, his base salary and annual on-target MIC award remained $275,000 and $220,000, respectively. Mr. Byrnes’ annual on-target MIC award represents 80% of his base salary which conforms to competitive market data related to annual cash incentive compensation as a percentage of his positions’ base salary.

On December 1, 2010, as part of the 2011 LTIP, Mr. Byrnes received a grant of 12,876 performance shares and 16,095 stock options.

Craig A. Maki, Senior Vice President, Chief Corporate Development Officer and Treasurer

Mr. Maki has served as our Senior Vice President and Chief Corporate Development Officer since joining the Company in June 2006. On January 28, 2008, the Board appointed Mr. Maki to also serve as the Company’s Treasurer. Mr. Maki did not receive an increase to his base salary or annual on-target MIC award; therefore, his base salary of $275,000 and annual on-target MIC award of $220,000 remained the same during 2011.

Mr. Maki’s annual on-target MIC award represents 80% of his base salary which conforms to competitive market data related to annual cash incentive compensation as a percentage of his positions’ base salary.

On December 1, 2010, as part of the 2011 LTIP, Mr. Maki received a grant of 7,608 performance shares and 9,510 stock options.

David N. Morem, Executive Vice President, Global Business Operations

Mr. Morem joined the Company in August 2005 and has served as our Executive Vice President, Global Business Operations since March 2011. From January 2009 to March 2011, Mr. Morem served as Senior Vice President, Global Business Operations. Mr. Morem did not receive an increase to his base salary or annual on-target MIC award; therefore, his base salary of $260,000 and annual on-target MIC award of $182,000 remained the same in 2011. Mr. Morem’s annual on-board target MIC award represents 70% of his base salary and conforms to competitive market data related to annual cash incentive compensation as a percentage of his position’s base salary.

On December 1, 2010, as part of the 2011 LTIP, Mr. Morem received a grant of 7,608 performance shares and 9,510 stock options.

Analysis of 2011 Incentive Compensation Programs

2011 Executive MIC

The 2011 MIC program ran from January 1, 2011 through December 31, 2011. All MIC awards granted to our executive officers, including our Named Executive Officers, in 2011 were granted pursuant to the Executive MIC Plan (the “2011 Executive MIC”). Under the 2011 Executive MIC, executive officers were eligible to receive annual bonus awards based on combinations of performance metrics which fall into one of two classes: (1) “Core Company Financial Metrics” consisting of operating income, sales and 60-month backlog, and (2) business unit performance metrics. The objective of the 2011 Executive MIC was to encourage executives to contribute toward the attainment of the Company’s consolidated financial and performance goals for fiscal year 2011.

The 2011 MIC program incorporated a funding mechanism related to the funding of the incentive pool available for payout of MIC bonuses under the 2011 MIC, including the 2011 Executive MIC (the “Funded Incentive Pool”). Only the Core Company Financial Metrics were used to determine the Funded Incentive Pool. The total Funded Incentive Pool available for payout was calculated by determining the individual Core Company Financial Metric attainment percentage set forth in the table below and multiplying the attainment percentage by the respective weighting percentage set forth in the table below.

Core Company Financial Metric	Metric Weighting	Target Attainment Percentage	MIC Bonus Payout Percentage
Operating Income	75%	90% Attainment	40%
		Target Attainment	100%
		118% Attainment	200%
Sales	15%	90% Attainment	40%
		Target Attainment	100%
		114% Attainment	200%
60-Month Backlog	10%	98% Attainment	40%
		Target Attainment	100%
		103% Attainment	200%

The incorporation of the Funded Incentive Pool in the 2011 MIC program provided a common set of performance metrics to fund the MIC program for all participants. By establishing a Funded Incentive Pool tied to three key financial metrics, all executive officers and members of the senior management team focused on achieving results in operating income, sales and 60- month backlog.

Bonus payouts under the 2011 MIC program, including, the 2011 Executive MIC, could have been more or less than the target 100% bonus opportunity (up to a maximum of 200%) depending on the level of attainment against each performance metric target. However, the total MIC bonus paid to our Named Executive Officers could not exceed the Funded Incentive Pool percentage.

The performance metrics, relative metric weight and actual attainment for the annual bonus opportunities under the 2011 Executive MIC based on the Core Company Financial Metrics are set forth in the table below.

2011 Executive MIC January 1, 2011 – December 31, 2011
Core Company Financial Metric	Metric Weight	Performance Target (% in millions)	Actual Attainment ($ in millions)		Attainment Percentage	Payout Percentage	Weighted Payout Percentage
Operating Income	75%	$65	$72.1	(1)	110.93%	148.33%	111.25%
Sales	15%	$484	$556		114.95%	200.00%	30.00%
60-Month Backlog	10%	$1,699	$1,635	(2)	96.24%	0%	0%
TOTAL PAYOUT							141.25%
(1)	Operating Income was increased by $6.6 million to exclude the impact of one-time costs associated with the acquisition of S1 Corporation and adjusted to exclude the impact of foreign currency translation adjustments.

(2)	60-Month Backlog was adjusted to exclude the impact of foreign currency translation adjustments.

Consistent with its discretion under the Executive MIC Plan, the Committee made payout adjustments for certain Named Executive Officers and other executive officers based on the officer’s business unit or personal performance. The table below sets forth the individual payments and payout percentages earned by our Named Executive Officers during 2011.

Name of Executive	2011 Executive MIC
	Payout Amount ($)	Payout Percentage (%)
Philip G. Heasley	812,266	141.25
Scott W. Behrens	279,203	141.25
Dennis P. Byrnes	310,780	141.25
Craig A. Maki	310,780	141.25
David N. Morem	145,044	79.69

While performance metric targets are established at levels intended to be achievable for the executive, a maximum payout is challenging and requires very high levels of both individual and Company performance. Despite the Company’s strong financial performance during 2011, the payout percentage under the 2011 Executive MIC did not reach the maximum payout percentage. In accordance with our compensation philosophy related to annual short-term variable cash incentives, the 2011 Executive MIC incorporated performance metrics important to the Company’s success with annual on-target MIC awards targeted to pay out at or above market median levels when performance goals are achieved or exceeded. In the case of Mr. Morem, 33% of his 2011 Executive MIC was based on the achievement of Core Company Financial Metrics. The balance was tied to the Company’s divisional profit and loss goals. The performance of the divisional profit and loss goals resulted in a payout percentage lower than the payout percentage for the other Named Executive Officers.

2011 LTIP

The 2011 LTIP was comprised of a combination of stock options and performance shares. Under the 2011 LTIP, the Committee granted 1.25 stock options for each performance share granted with each combined award unit having a targeted value equal to the 65th percentile of competitive market data. The Committee believes that the combination of stock option and performance share awards reinforces the objectives of making long-term incentives (i) variable so that the level of variable compensation actually earned by the executive depends on the

Company’s performance against specified financial, operational and strategic goals, and (ii) directly tied to increasing stockholder value. Stock options provide a critical and direct link between executives and stockholders given that all value earned through stock options is dependent on an increase in the value of the stock price; whereas, performance shares provide an opportunity to reward executives for both stock price growth and achievement of financial performance goals.

LTIP Performance Shares.    Performance shares provide a competitive performance-based substitute to traditional equity awards while linking executive management incentives to stockholder interests. We design the performance shares compensation program and the applicable performance metrics to focus executives on a clear set of objectives over a specified performance period which is typically three years but must be at least one year. The performance metrics and the relative weight of each metric are developed for each plan cycle and approved by the Committee. The award agreements provide for no payout if a threshold level of performance is not obtained, a below market level payout if a threshold level of performance is achieved, a market level payout if targets are achieved, and above-market payout if targets are clearly exceeded.

Performance shares granted as part of the 2011 LTIP have a three-year performance period which runs from January 1, 2011 through December 31, 2013 (the “Performance Period”). Performance shares granted to participants, including our Named Executive Officers, as part of the 2011 LTIP are earned, if at all, based upon the achievement, over the Performance Period, of performance goals relating to the following: (a) compound annual growth rate over the Performance Period in the sales for the Company and its subsidiaries as determined by the Company, and (b) the cumulative operating income over the Performance Period for the Company and its subsidiaries as determined by the Company.

Receipt of performance shares granted as part of the 2011 LTIP is not guaranteed, and the grantees, including our Named Executive Officers, will earn the awards only if both performance goals exceed a threshold performance level. If the Company achieves the threshold performance level for both performance goals, then grantees will earn performance shares based on a performance matrix that provides 50% of the awarded performance shares are earned for threshold performance, 100% of the awarded performance shares are earned for target performance and 200% of performance shares are earned for performance at or above the maximum performance. Payments for performance between the threshold and maximum levels are interpolated based on the level of performance achieved.

The Committee elected a three-year performance period in order to focus the efforts of our executive officers on the long-term growth and success of the Company which will ultimately benefit our stockholders by increasing our stockholder value. The Committee set performance goal targets at levels intended to be challenging but achievable and to ensure that a maximum payout of performance shares requires very high levels of both individual and Company performance.

In accordance with applicable accounting standards, expense related to performance share awards is accrued if the attainment of performance indicators is probable as determined by management. The expense is recognized over the applicable Performance Period. Each quarter management evaluates the probability that the target performance goals will be achieved, if at all, and the anticipated level of attainment.

LTIP Stock Options.    The Committee included time-vested stock options in the 2011 LTIP to reward long-term Company performance, link an executive’s incentives to the stockholders’ interests in increasing stockholder value and to provide executives with incentives to stay with the Company. Stock options granted as part of 2011 LTIP vest in equal annual installments over a three-year period and have a 10-year term. In accordance with the Company’s equity award granting policy, the exercise price of all stock options equals the closing sale price (price for last trade) of our common stock as reported by The NASDAQ Global Select Stock Market on the date of grant.

Equity Policies

Stock Ownership Guidelines

Our executive officers have stock ownership guidelines designed to link the interests of executive management with that of our stockholders. These guidelines provide that our executive officers, including our Named Executive Officers, should have specific equity positions in the Company which vary by position. Under the guidelines, our CEO is expected to own shares with a value equal to five times his base salary. The remaining executive officers, including our Named Executive Officers, are expected to own shares with a value equal to three times their base salary. Shares used to calculate compliance with the ownership guidelines include direct share purchases, shares acquired through any employee benefit plan, as well as vested shares of restricted stock and the vested in-the-money portion of any stock options held by the executive officer. As of December 31, 2011, Mr. Heasley’s stock ownership was valued at approximately twenty-one times his base salary. Current ownership levels for the other Named Executive Officers vary depending on their length of employment with us. Each executive officer has five years from (i) the adoption of the stock ownership guidelines, which occurred in September 2007, or (ii) the date of their appointment to an executive officer position, whichever is later, to achieve the target ownership levels. An executive officer who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until he achieves his prescribed ownership level.

Equity Award Granting Policy

Our Board recognizes the importance of adhering to specific practices and procedures in the granting of equity awards and therefore, in September 2007, our Board adopted an Equity Award Granting Policy that applies to the granting of all compensatory equity awards provided under our equity compensation plans in the form of common stock or any derivative of common stock, including stock options, stock appreciation rights, dividend equivalents, restricted stock, restricted stock units, performance shares or performance units. This policy provides that all grants of equity awards to executive officers must be approved by the Committee, or the full Board in the case of our non-employee directors, at a Board or Committee meeting. Equity awards are not authorized pursuant to action by written consent in lieu of a meeting.

The grant date of any equity award shall be the date of the Board or Committee meeting at which the award was approved. The exercise price (if applicable) for an equity award shall be the closing sale price (price for last trade) of our common stock as reported on The NASDAQ Global Select Stock Market on the grant date.

The Committee considers regular equity award proposals on an annual basis. Proposed grants to newly hired employees or other proposed ad hoc grants (e.g., grants in connection with an acquisition) are considered on a quarterly basis in connection with the next scheduled meeting following the event giving rise to the grant proposal. Our Board considers equity awards to non-employee directors at the Board meeting immediately following the annual meeting of stockholders at which the non-employee directors are elected, or if appointed by our Board, at the meeting at which the appointment is made or at the next scheduled meeting following the appointment.

Notwithstanding the foregoing, the Committee or Board may consider and approve equity award grants to employees, including Named Executive Officers, at meetings other than those described above when deemed reasonably appropriate under the circumstances.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid to our Named Executive Officers, unless the compensation qualifies as “performance-based compensation.” Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our stockholders. It is intended that all performance-based compensation paid in 2011 to our Named Executive Officers under the plans and programs described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) of the Code, or because the payment of amounts in excess of $1 million qualify as performance-based compensation under the provisions of Section 162(m) of the Code.

We believe that it is important to continue to be able to take all available company tax deductions with respect to the compensation paid to our Named Executive Officers. Therefore, we believe we have taken all actions that may be necessary under Section 162(m) of the Code to continue to qualify for all available tax deductions related to executive compensation. However, we also believe that preserving flexibility in awarding compensation is in our best interest and that of our stockholders, and we may determine, in light of all applicable circumstances, to award compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m) of the Code.

Accounting for Share-Based Compensation

Beginning on October 1, 2006, we began accounting for share-based compensation awards, including our stock options and performance shares, in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (formerly FASB Statement 123R, “Share-Based Payment”). Before we grant stock-based compensation awards, we consider the accounting impact of the award as structured and under various other scenarios in order to analyze the expected impact of the award.

Employment Agreements with Named Executive Officers

CEO Employment Agreement

On March 8, 2005, we entered into an Employment Agreement (the “CEO Employment Agreement”) with Philip G. Heasley, pursuant to which Mr. Heasley agreed to serve as our President and CEO for an initial term of four years which CEO Employment Agreement was amended on September 7, 2007. On January 7, 2009, the Company and Mr. Heasley entered into an Amended and Restated Employment Agreement (the “Restated CEO Employment Agreement”). A copy of the Restated CEO Employment Agreement was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 7, 2009.

Under the Restated CEO Employment Agreement, Mr. Heasley will be employed through March 8, 2011 (the “Employment Period”), after which the Employment Period will be extended for successive one-year periods, unless we give 30 days’ written notice to Mr. Heasley that the Employment Period will not be extended for an additional year or unless the Employment Period otherwise terminates. So long as Mr. Heasley continues to serve as our President and CEO, the Board will nominate Mr. Heasley to serve as a member of our Board of Directors. The Restated CEO Employment Agreement provides that Mr. Heasley will receive a base salary of $575,000 per year and an annual on-target MIC award of $575,000 as well as other compensation as set forth in the Restated CEO Employment Agreement or, such other amount as may be determined by the Board.

The Restated CEO Employment Agreement requires that Mr. Heasley purchase and hold, during the initial Employment Period, 100,000 shares of our common stock. At the end of 2011, Mr. Heasley held 262,310 shares of our common stock.

Pursuant to the Restated CEO Employment Agreement, if Mr. Heasley’s employment is terminated by the Company without cause or by Mr. Heasley for good reason, Mr. Heasley will be entitled to (1) a lump sum payment equal to his bonus for the quarter in which his employment is terminated; (2) a lump sum payment equal to two times the sum of (A) his base salary at the time of termination and (B) his average annual bonus amount received during the two most recent fiscal years of the Company ending prior to the date of termination; and (3) continued participation in the Company’s medical and dental plans until the earlier of (a) two years or (b) until he is covered under the plans of another employer. Mr. Heasley will also be subject to non-competition obligations for a period of one year following termination of his employment. The Restated CEO Employment Agreement also provides that if payments by the Company to Mr. Heasley would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Heasley will be entitled to a gross up payment such that he will be in the same after-tax position as if no excise tax had been imposed. If Mr. Heasley is entitled to payments under the Change-in-Control Employment Agreement (as described below), no payments will be made to Mr. Heasley under the Restated CEO Employment Agreement.

2012 Compensation Update

2012 Peer Group

The peer group used to compare the levels and elements of compensation provided to our executive officers in 2012 was the same peer group as 2011. In addition, due to the expected close of the acquisition of S1 Corporation, a reference peer group was developed by Pearl Meyer. This peer group more closely reflects the operating size of a combined ACI Worldwide and S1 Corporation. The companies in this reference peer group are:

Ariba Inc.	JDA Software Group Inc.
Blackbaud Inc.	Micros Systems Inc.
CSG Systems International Inc.	Progress Software Corp
Euronet Worldwide Inc.	Quest Software Inc.
Fair Isaac Corp	Solera Holdings Inc
Henry (Jack) & Associates	Tibco Software Inc.
Informatica Corp.	Verifone Systems Inc.

Compensation data from the reference peer group was considered by the Committee in making its 2012 compensation decisions in addition to the 2011 peer group, Company performance, and individual performance and contributions.

The criteria for selecting companies for our 2012 peer group included U.S. publicly-traded companies in the software or information technology services industries of an appropriate similarity of size, based on revenue or market capitalization as well as companies that have a similar focus in terms of products or customer which would likely compete against the Company for financial capital.

In December 2011, the Committee established 2012 compensation for our executive officers, including our Named Executive Officers. In connection with establishing the 2012 compensation for our CEO and executive officers, the Committee engaged Pearl Meyer to conduct a competitive compensation analysis for key senior management positions within the Company, including each Named Executive Officer’s position (the “2012 Competitive Analysis”). In the 2012 Competitive Analysis, Pearl Meyer provided compensation data on the CEOs of our existing and anticipated new peer group companies for the Committee’s consideration as well as compensation data on the other executive officer positions and general industry compensation survey data. The 2012 Competitive Analysis contains information related to the median levels (50th percentile) of our existing and anticipated peer group or “market median” levels.

CEO Compensation

The Committee reviewed the 2012 Competitive Analysis and determined to increase Mr. Heasley’s base salary to $600,000 effective January 1, 2012. The Committee also increased Mr. Heasley’s annual on-target MIC award for 2012 to $600,000.

Other Named Executive Officers

The Committee reviewed the 2012 Competitive Analysis and determined to increase Mr. Behrens’ base salary to $297,143 effective January 1, 2012. The Committee determined that the base salary compensation of Mr. Byrnes, Mr. Maki and Mr. Morem was consistent with its compensation philosophy and therefore, these Named Executive Officers did not receive any increase in their base salary. Mr. Behrens’ on-target MIC award for 2012 was increased to 75% of his base salary and Mr. Morem’s on-target MIC award for 2012 was increased to 80% of his base salary. No adjustment was made to the on-target MIC awards for 2012 for Mr. Byrnes or Mr. Maki.

Incentive Compensation

2012 Executive MIC.     Comparable to the 2011 Executive MIC, all MIC awards granted to our executive officers, including our Named Executive Officers, in 2012 were granted pursuant to the Executive MIC Plan (the “2012 Executive MIC”). The structure of the 2012 Executive MIC is consistent with the 2011 Executive MIC.

MIC bonus amounts are determined based upon the achievement of two categories of performance metrics: (i) funding metrics which again consist of the following core Company financial metrics: operating income, sales and backlog, and (ii) business unit performance metrics. A MIC bonus may be more or less than 100% (up to a maximum of 200%) of its target level depending upon the percentage attainment of the performance metrics in the executive officer’s plan.

2012 LTIP.     On December 8, 2011, the Committee granted the 2012 LTIP awards to the executive officers, including our Named Executive Officers. The form of the 2012 LTIP award is identical to the form of the 2011 LTIP award and therefore, is comprised of a combination of stock options and performance shares. The performance shares granted as part of the 2012 LTIP awards are earned, if at all, based upon the achievement, over a three-year period commencing January 1, 2012 and ending December 31, 2014 of performance goals relating to the following: (i) compound annual growth rate over the performance period in the sales for the Company and its subsidiaries as determined by the Company, and (ii) the cumulative operating income over the Performance Period for the Company and its subsidiaries as determined by the Company. Under the 2012 LTIP, the Committee granted our Named Executive Officers the following 2012 LTIP awards:

Name	Number of Stock Options	Number of On-Target Performance Shares
Philip G. Heasley	53,718	42,974
Scott W. Behrens	20,050	16,040
Dennis P. Byrnes	20,050	16,040
Craig A. Maki	11,509	9,207
David N. Morem	20,050	16,040

COMPENSATION COMMITTEE REPORT

The Compensation and Leadership Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION AND LEADERSHIP

DEVELOPMENT COMMITTEE

John M. Shay, Jr., Chairman

Harlan F. Seymour

Jan H. Suwinski

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (based on total compensation as reflected in the table below) during the fiscal year ended December 31, 2011 and preceding fiscal years. The executive officers included in the “Summary Compensation Table” in the “Executive Compensation” section below are collectively referred to as our “Named Executive Officers”.

Summary Compensation Table(1)
Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Philip G. Heasley, President and Chief Executive Officer	2011 2010 2009	575,000 575,000 575,000	0 0 0	1,230,775 935,033 604,136	756,051 585,054 394,460	812,266 864,822 762,613	4,516 9,442 38,077	3,378,608 2,969,351 2,374,286
Scott W. Behrens, Executive Vice President, Chief Financial Officer and Chief Accounting Officer	2011 2010 2009	282,350 270,000 250,000	0 0 0	459,386 342,888 199,892	282,198 214,546 130,529	279,203 284,263 252,793	4,516 93,218 78,559	1,307,653 1,204,915 911,773
Dennis P. Byrnes, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2011 2010 2009	275,000 275,000 275,000	0 0 0	459,386 342,888 199,892	282,198 214,546 130,529	310,780 330,888 323,913	4,516 222,114 205,129	1,331,880 1,385,436 1,134,463
Craig A. Maki, Senior Vice President, Chief Corporate Development Officer and Treasurer	2011 2010 2009	275,000 275,000 275,000	0 0 0	263,688 202,601 199,892	161,986 126,768 130,529	310,780 300,000 284,177	516 1,323 420	1,011,970 905,692 890,018
David N. Morem, Executive Vice President, Global Business Operations	2011 2010 2009	260,000 260,000 260,000	0 0 0	459,386 202,601 128,526	282,198 126,768 83,927	145,044 225,322 273,821	4,516 222,061 213,463	1,151,144 1,036,752 959,737

(1)	Column (h) to this table entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because no compensation is reportable thereunder.

(2)	The amounts in column (e) reflect the aggregate grant date fair value of the restricted stock awards and the performance share awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report. See the “2011 Grants of Plan-Based Awards” table for information on performance shares granted in 2011. The grant date fair values included in column (e) for the performance shares are based upon the probable outcome of the performance conditions. The following table reflects both the grant date fair value of the performance shares included in this column as well as the maximum value of these awards if, due to the Company’s performance during the applicable performance period, the performance shares vested at their maximum level based on the Company’s stock price on the grant date of the awards:

Name of Executive	Grant Date Fair Value of Performance Shares ($)		Maximum Value of Performance Shares ($)
	2010	2011	2010	2011
Philip G. Heasley	935,033	1,230,775	1,870,065	2,461,550
Scott W. Behrens	342,888	459,386	685,766	918,772
Dennis P. Byrnes	342,888	459,386	685,766	918,772
Craig A. Maki	202,601	263,688	405,202	527,376
David N. Morem	202,601	459,386	405,202	918,772

(3)

The amounts in column (f) reflect the aggregate grant date fair value of the stock option awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report. See the “2011 Grants of Plan-Based Awards” table for information on stock options granted in 2011.

(4)	The amounts in column (g) represent amounts earned by the Named Executive Officers during 2011 pursuant to the 2011 Executive MIC. The table below sets forth the amounts earned by the executive during 2011 under the 2011 Executive MIC but paid to the executive in February 2012 and the respective payout percentages:

Name of Executive	2011 Executive MIC
	Payout Amount ($)	Payout Percentage(a) (%)
Philip G. Heasley	812,266	141.25
Scott W. Behrens	279,203	141.25
Dennis P. Byrnes	310,780	141.25
Craig A. Maki	310,780	141.25
David N. Morem	145,044	79.69
(a)	The percentages shown reflect the percentage of the target bonus opportunity amounts paid to each Named Executive Officer based on the performance metrics and targets applicable to each Named Executive Officer and the Company’s performance against such targets during the plan period.

(5)	All Other Compensation includes the following payments or accruals for each Named Executive Officer:

Name of Executive	Employer Contributions to the 401(k) Plan ($)	Premiums for Long-Term Disability Insurance ($)
Philip G. Heasley	4,000	516
Scott W. Behrens	4,000	516
Dennis P. Byrnes	4,000	516
Craig A. Maki	0	516
David N. Morem	4,000	516

2011 Grants of Plan-Based Awards

In 2011, we utilized two plans to provide our Named Executive Officers with opportunities to earn cash or equity incentive compensation: the 2011 Executive MIC and the 2005 Incentive Plan. The 2011 Executive MIC provides cash compensation for annual performance by the Company and the individual executives. The 2005 Incentive Plan provides equity-based compensation. The following table sets forth information concerning annual incentive cash awards, grants of stock options and grants of performance shares to our Named Executive Officers during 2011.

2011 Grants of Plan-Based Awards(1)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)
Philip G. Heasley -2011 Executive MIC -2005 Incentive Plan -2005 Incentive Plan	N/A 12/8/11 12/8/11	23,000 — —	575,000 — —	1,150,000 — —	— 21,487 —	— 42,974 —	— 85,948 —	— — 53,718	— — 28.94	— 1,230,775 7 56,051
Scott W. Behrens -2011 Executive MIC -2005 Incentive Plan -2005 Incentive Plan	N/A 12/8/11 12/8/11	7,906 — —	197.647 — —	395,294 — —	— 8,020 —	— 16,040 —	— 32,080- —	— — 20,050	— — 28.94	— 459,386 282,198
Dennis P. Byrnes -2011 Executive MIC -2005 Incentive Plan -2005 Incentive Plan	N/A 12/8/11 12/8/11	8,800 — —	220,000 — —	440,000 — —	— 8,020 —	— 16,040 —	— 32,080 —	— — 20,050	— — 28.94	— 459,386 282,198
Craig A. Maki -2011 Executive MIC -2005 Incentive Plan -2005 Incentive Plan	N/A 12/8/11 12/8/11	8,800 — —	220,000 — —	440,000 — —	— 4,603 —	— 9,207 —	— 18,414- —	— — 11,509	— — 28.94	— 263,688 161,986
David N. Morem -2011 Executive MIC -2005 Incentive Plan -2005 Incentive Plan	N/A 12/8/11 12/8/11	7,280 — —	182,000 — —	364,000 — —	— 8,020 —	— 16,040 —	— 32,080 —	— — 20,050	— — 28.94	— 459,386 282,198

(1)	Column (i) to this table entitled “All Other Stock Awards: Number of Shares of Stock or Units” has been omitted because no stock awards are reportable thereunder.

(2)	The amounts shown as estimated payouts under non-equity incentive plans include estimated payouts under the 2011 Executive MIC. The actual payouts to each Named Executive Officer under the 2011 Executive MIC are set forth in footnote 4 to the “Summary Compensation Table” above. The amounts shown in column (c) reflect the minimum payment level under the 2011 Executive MIC above zero assuming that only the lowest weighted metric achieves threshold performance. The amounts shown in column (d) reflect the target payment levels of 100% under the 2011 Executive MIC assuming that each performance metric achieves target performance. The amounts shown in column (e) reflect the maximum payment levels under the 2011 Executive MIC assuming each performance metric achieves maximum performance which payment represents 200% of the targeted amount shown in column (d).

(3)	The awards shown in columns (f) through (h) reflect shares of our common stock payable in connection with performance share awards granted to our Named Executive Officers during 2011. All performance shares granted in 2011 were granted pursuant to the terms of the 2005 Incentive Plan. These performance shares will be earned, if at all, based upon the achievement, over a defined performance period of three years commencing January 1, 2012 through December 31, 2014 (the “Performance Period”), of performance goals related to (1) the compound annual growth rate over the Performance Period in sales as determined by the Company, and (b) the cumulative operating income over the Performance Period as determined by the Company. The amounts shown in column (f) reflect the minimum payout of performance shares above zero assuming achievement of threshold performance for each metric. The amounts shown in column (g) reflect the payout of performance shares at 100% assuming that each metric achieves target performance. The amounts shown in column (h) reflect the payout of performance shares at 200% assuming that each metric achieves maximum performance.

(4)	All stock options granted to our Named Executive Officers during 2011 were granted pursuant to the terms of the 2005 Incentive Plan. All stock options granted to our Named Executive Officers in 2011 vest one third per year beginning with the first anniversary of the date of grant.

(5)	The grant date fair value of each equity award granted during 2011 was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For equity awards that are subject to performance conditions, the amounts reflected in column (l) reflect the value at the grant date based upon the probable outcome of such conditions and this amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The probable outcome used for the calculation of the performance shares granted during 2011 is based on the achievement of target performance for each metric.

Outstanding Equity Awards at 2011 Fiscal Year End
	Option Awards(1)							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock that Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
(a)		(b)		(c)		(e)	(f)	(g)	(h)	(i)	(j)
Philip G. Heasley	12/8/2011 12/1/2010 12/10/2009 9/16/2008 2/7/2008 7/24/2007 3/9/2005 3/9/2005	— 29,261 30,472 37,500 15,000 100,000 600,000 —		53,718 14,629 15,236 12,500 15,000 — — 400,000	(6) (6) (6) (7)	28.94 26.63 16.52 19.76 14.99 32.61 22.65 22.65	12/8/2021 12/1/2020 12/10/2019 9/16/2018 2/7/2018 7/24/2017 3/9/2015 3/9/2015	— — — — — — — —	— — — — — — — —	42,974 35,112 36,570 — — — — —	1,230,775 1,005,608 1,047,365 — — — — —
Scott W. Behrens	12/8/2011 12/1/2010 12/10/2009 9/16/2008 2/1/2008 6/27/2007	— 5,365 10,084 — — 15,000		20,050 10,730 5,041 — — —	(6 (6) (6)	28.94 26.63 16.52 — — 33.46	12/8/2021 12/1/2020 12/10/2019 — — 6/27/2017	— — — 3,000 1,625 —	— — — 85,920 46,540 —	16,040 12,876 12,100 — — —	459,386 368,769 346,544 — — —
Dennis P. Byrnes	12/8/2011 12/1/2010 12/10/2009 9/16/2008 2/1/2008 6/5/2007 9/14/2005 10/7/2004 7/15/2003 6/23/2003	— 5,365 10,084 — — 12,019 17,500 10,000 30,000 40,000	(6) (6)	20,050 10,730 5,041 — — — — — — —	(6) (6) (6)	28.94 26.63 16.52 — — 34.97 28.27 17.62 10.24 9.72	12/8/2021 2/1/2020 12/10/2019 — — 6/5/2017 9/14/2015 10/7/2014 7/15/2013 6/23/2013	— — — 4,587 7,625 — — — — —	— — — 131,372 218,380 — — — — —	16,040 12,876 12,100 — — — — — — —	459,386 368,769 346,544 — — — — — — —
Craig A. Maki	12/8/2011 12/1/2010 12/10/2009 9/16/2008 2/1/2008 6/5/2007 8/9/2006	— 6,340 10,084 27,525 45,750 12,019 100,000		11,509 3,170 5,041 9,175 15,250 — —	(6) (6) (6)	28.94 26.63 16.52 19.76 16.17 34.97 34.74	12/8/2021 12/1/2020 12/10/2019 9/16/2018 2/1/2018 6/5/2017 8/9/2016	— — — — — — —	— — — — — — —	9,207 7,608 12,100 — — — —	263,688 217,893 346,544 — — — —
David N. Morem	12/8/2011 12/1/2010 12/10/2009 9/16/2008 2/1/2008 6/5/2007 9/14/2005 8/9/2005 8/9/2005	— 3,170 6,484 — — 12,019 15,000 60,000 —		20,050 6,340 3,241 — — — — — 40,000	(6) (6) (6) (8)	28.94 26.63 16.52 — — 34.97 28.27 25.38 25.38	12/8/2021 12/1/2020 12/10/2019 — — 6/5/2017 9/14/2015 8/9/2015 8/9/2015	— — — 4,587 7,625 — — — —	— — — 131,372 218,380 — — — —	16,040 7,608 7,780 — — — — — —	459,386 217,893 222,819 — — — — — —

(1)	Column (d) to this table under “Option Awards” entitled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” has been omitted because no shares are reportable thereunder.

(2)	Unless otherwise noted all stock options and stock awards vest 25% per year beginning with the first anniversary of the date of grant.

(3)	In accordance with SEC rules, the market value of stock reported in column (h) of this table was calculated by multiplying the number of shares set forth in column (g) by the closing price of our common stock at December 31, 2011 which was $28.64.

(4)	This column reflects the payout of the underlying shares of our common stock related to performance shares granted in 2009, 2010 and 2011 pursuant to the 2005 Incentive Plan based on the achievement of target performance for each metric. Performance shares granted on December 10, 2009 have a performance period from January 1, 2010 through December 31, 2012, performance shares granted on December 1, 2010 have a performance period from January 1, 2011 through December 31, 2013, and performance shares granted on December 8, 2011 have a performance period from January 1, 2012 through December 31, 2014.

(5)	The market value of the performance shares that have not vested was calculated by multiplying the number of performance shares set forth in column (i) by the closing price of our common stock at December 31, 2011 which was $28.64.

(6)	These stock options vest in equal installments over a three-year period beginning with the first anniversary of the date of grant.

(7)	These stock options will vest, if at all, upon the attainment by the Company, at any time between March 9, 2007 and March 9, 2015, of a market price per share for our common stock of at least $50 per share for 60 consecutive trading days.

(8)	These stock options will vest, if at all, upon the attainment by the Company, at any time between March 9, 2007 and August 9, 2015, of a market price per share of our common stock of at least $50 per share for 60 consecutive trading days.

Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2011.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Philip G. Heasley	30,000	452,700	0	0
Scott W. Behrens	0	0	4,625	135,686
Dennis P. Byrnes	20,000	429,800	12,212	349,801
Craig A. Maki	0	0	0	0
David N. Morem	0	0	12,212	349,801

(1)	In accordance with SEC rules, the amounts in column (c) were calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options, and the amounts in column (e) were calculated by multiplying the number of shares of restricted stock that vested by the market value of the underlying shares on the vesting date.

Deferred Compensation Plan

In September 2010, the Compensation Committee approved the Amended and Restated Deferred Compensation Plan (the “Deferred Compensation Plan”). A copy of our Deferred Compensation Plan was attached as Exhibit 4.3 to our Registration Statement on Form S-8 filed with the SEC on September 9, 2010.

The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees designated by our Compensation Committee, including our Named Executive Officers, to save for retirement on a tax-deferred basis. The Deferred

Compensation Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The effective date for the Deferred Compensation Plan was October 1, 2010. The initial plan year commenced October 1, 2010 and ended on December 31, 2010. Each plan year thereafter runs from January 1 to December 31.

Amounts deferred under the Deferred Compensation Plan will be credited to bookkeeping accounts maintained by the Company for each participant and will be credited or debited with the participant’s proportionate share of any gains or losses attributable to the earnings indices selected by the participant. The Compensation Committee will designate the earnings indices available to participants; provided, however, under no circumstances shall the value of our common stock be used as an earnings index. The Committee selected the following four earnings indices: S&P 500, the Russell 2000, the Barclay’s Bond Index and a fixed rate of return equivalent to the prime rate. The earnings indices are to be used for measurement purposes only and amounts deferred under the Deferred Compensation Plan will not represent any actual investment made on the participant’s behalf by the Company. The amount that the Company is required to pay under the Deferred Compensation Plan is equal to the elective deferrals made by the participant, as adjusted for the hypothetical gains or losses based on the earnings indices selected by the participant. The Company may make discretionary contributions to participant accounts in such amounts and at such times as are determined by the Company from time to time in its sole discretion.

Amounts deferred by a participant are fully vested at all times. The Compensation Committee may impose a vesting schedule of up to five years with respect to discretionary contributions, if any, made by the Company to a participant account.

The amounts payable to participants under the Deferred Compensation Plan will be payable in accordance with the distribution provisions of the Deferred Compensation Plan. Distribution generally can not be made prior to the distribution dates specified by the participants, other than withdrawals made in the event of a participant’s (i) “unforeseeable emergency,” as defined in the Deferred Compensation Plan, (ii) separation from service, (iii) death or (iv) disability. Distributions will be made to participants in a single lump-sum payment after the earliest of (a) the participant’s separation from service, (b) the participant’s death or (c) the participant’s disability (“Standard Distribution”). In lieu of the Standard Distribution timing, a participant may elect, at the time of deferral, to receive distribution in a given plan year (a) at a specified date or time (or upon attainment of a specific age), or (b) upon the earlier of such date (or age) or one or more of the Standard Distribution events. A participant may also elect, at the time of deferral, to receive distributions in annual installments for a period of up to 10 years. Deferred amounts retained in a participant’s account during the payout period continue to earn hypothetical gains and are subject to hypothetical losses based on the earnings indices selected by the participant.

Amounts deferred under the Deferred Compensation Plan are general unsecured obligations of the Company and are subject to the claims of the Company’s general creditors and rank equally with other unsecured indebtedness of the Company from time to time outstanding.

The Deferred Compensation Plan is administered by the Compensation Committee and the Compensation Committee has full power to interpret the plan and determine all questions that arise under it. The Compensation Committee reserves the right to amend or terminate the Deferred Compensation Plan at any time; provided, however, that no such action shall affect a participant’s right to receive the full amount of his or her vested account balance.

With the exception of Mr. Byrnes, during 2011, none of our Named Executive Officers made any contributions to the Deferred Compensation Plan and the Company did not make any discretionary contributions to any Named Executive Officer’s account.

2011 Nonqualified Deferred Compensation Table
Name	Executive contributions in 2011 ($) (b)(1)	Registrant contributions in 2011 ($) (c)	Aggregate earnings in 2011 ($) (d)(2)	Aggregate withdrawals/ distributions ($) (e)	Aggregate balance at last FYE ($) (f)(3)
Philip G. Heasley	—	—	—	—	—
Scott W. Behrens	—	—	—	—	—
Dennis P. Byrnes	87,028	—	2,408	—	89,436
Craig A. Maki	—	—	—	—	—
David N. Morem	—	—	—	—	—

(1)	Contribution represents the deferral of a portion of Mr. Byrnes’ 2010 Executive MIC during 2011, which amounts were reported in the 2010 Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	These amounts are not included in the Summary Compensation table because the Nonqualified Deferred Compensation plan earnings were not preferential or above market.

(3)	For Mr. Byrnes, $87,028 of the aggregate balance amount was previously reported in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Except for the employment agreement with Mr. Heasley described above, and the change-in-control agreements described below, none of our Named Executive Officers have employment or severance agreements with the Company and their employment may be terminated at any time.

Change-In-Control Employment Agreements

We have entered into a Change-In-Control Employment Agreement (the “CIC Agreement”) with each of our Named Executive Officers (each an “Executive” for purposes of this section). A copy of the form of CIC Agreement for all Executives was attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on January 7, 2009.

Under the CIC Agreement, we are required to employ the Executive for a two-year period following a change-in-control (the “Employment Period”). During the Employment Period, we must (1) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the Executive during the 12-month period prior to the change-in-control, (2) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities in amounts greater than or equal to the Executive’s target annual and quarterly bonus opportunities for the year in which the change-in-control occurs, and (3) allow the Executive opportunities to participate in the Company’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by the Company in the 120-day period prior to the beginning of the Employment Period.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

Termination of Employment Other Than for Cause or by Executive for Good Reason. If we terminate the Executive’s employment other than for cause or the Executive’s death or disability, or the Executive terminates his employment for good reason, the Executive will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (1) the lump sum payment of (a) the Executive’s unpaid current year annual base salary through the date of termination, the current year target annual bonus pro-rated through the date of termination, and any accrued and unpaid vacation pay (collectively, the “Accrued Obligations”), and (b) two or, in the case of Mr. Heasley only, three times, the sum of the Executive’s annual base salary and target annual bonus; (2) continued participation at the Company’s cost in the welfare benefits plans in which the Executive would have been entitled to participate, for two or, in the case of Mr. Heasley only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided by the Company will be secondary to the subsequent employer’s plans during the applicable period of eligibility; (3) outplacement services not to exceed $50,000; and (4) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, the Company or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”).

Death.     If the Executive’s employment is terminated by reason of the Executive’s death, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and will have no other severance obligations under the CIC Agreement.

Disability.    If the Executive’s employment is terminated by reason of the Executive’s disability, we must provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive other than for Good Reason.    If the Executive’s employment is terminated for cause, we must provide the Executive with the Executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits, and will have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, we must provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and will have no other severance obligations under the CIC Agreement.

Tax-Gross-Up.    If any payment under the CIC Agreement would be subject to excise tax, the Executive will be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the Gross-Up Payment, but excluding any income taxes and penalties imposed pursuant to Section 409A of the Code, the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments. There is, however, a provision of the CIC Agreements under which a portion of the Executive’s payments under the CIC Agreement will be forfeited if the excise tax can be eliminated (provided the forfeiture cannot exceed 10% of the amount due to the Executive).

Acceleration of Equity Awards. In the event of a change-in-control, all stock-based awards held by the Executive will vest in full, in each case immediately prior to the occurrence of such change-in-control, and any applicable performance-based vesting goals with respect to such stock-based awards granted to the Executive shall be deemed satisfied at the target level; provided, however, that (a) any performance shares awarded under the Company’s 2005 Incentive Plan and (b) any stock options which vest upon the attainment of a certain per-share transaction price in connection with a change-in-control granted under the Company’s 2005 Incentive Plan, will, in each case, vest pursuant to the terms of the applicable award agreement, notwithstanding the provision of any award agreement requiring that market conditions exist for a specified duration of time.

Non-solicitation and Non-competition Provisions.    During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (a) enter into or engage in any business that competes with the Company’s business within a specified restricted territory; (b) solicit customers with whom the Executive had any contact or for which the Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one (1) year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with the Company’s business within the restricted territory; (c) divert, entice or otherwise take away any customers, business, patronage or orders of the Company within the restricted territory, or attempt to do so; (d) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with the Company’s business within the restricted territory; or (e) solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company and/or its affiliated companies to terminate their employment, representation or other association with the Company and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of the Company and/or its affiliated companies.

Release.    As a condition to receiving any of the severance benefits under the CIC Agreements, the Named Executive Officers are required to release the Company and its employees from all claims that the Named Executive Officer may have against them.

Post-Termination Benefits Under Incentive Plans

Executive MIC Plan

Under the Executive MIC Plan, in order to be entitled to a payment under the plan, the executive, including our Named Executive Officers, must be employed by the Company on the date of payment. If employment with the Company is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the Executive MIC Plan and the executive forfeits all rights to such payment except to the extent otherwise provided by the Company.

The individual award agreements with each executive officer, including our Named Executive Officers, related to the Executive MIC Plan, grant the Company the right to require an executive officer to forfeit his or her right to payment or to reimburse the Company for any payments previously paid, along with any other action the Company deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

2005 Incentive Plan

Stock Options.    The award agreements for stock options granted under the 2005 Incentive Plan generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with the Company, all unvested stock options will terminate and the optionee will have 90 days from the date of termination to exercise any vested stock options granted under the 2005 Incentive Plan. However, the award agreements also generally provide that if the optionee’s employment terminates due to death or disability, all stock options will immediately vest upon the optionee’s death or disability and the optionee (or his or her estate or personal representative) will have one year from the date of death or disability to exercise the stock options. Award agreements to executive officers, including our Named Executive Officers, also generally provide that all stock options will immediately vest upon the occurrence of a change-in-control of the Company. A copy of the form of Nonqualified Stock Option Agreement used to grant stock options to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 26, 2009.

Performance Shares.    The award agreements for performance shares granted under the 2005 Incentive Plan generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with the Company prior to payment of the performance shares, all performance shares are forfeited. In the event of death, disability or termination of employment without cause, the award agreements generally provide that the Company must pay the employee a pro-rata portion of the performance shares he would have been entitled based on the performance of the Company during the full fiscal quarters completed during the applicable performance period until the date of termination. Such amounts will be paid made as soon as practicable after the receipt of audited financial statements of the Company relating to the last fiscal year of the performance period. The award agreements for performance shares also provide that in the event of a change-in-control of the Company, the Company will pay the employee, within 60 days of the change-in control, a pro-rata portion of the performance shares the employee would have been entitled to based on the performance of the Company at the target level for the full fiscal quarters completed during the applicable performance period prior to the date of the change-in-control. A copy of the form of LTIP Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 16, 2009.

Restricted Shares.    The award agreements for restricted shares granted under the 2005 Incentive Plan generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with the Company, the employee forfeits all unvested restricted shares. However, the award agreements also generally provide that if the employee’s employment terminates due to death or disability, all shares of restricted stock will immediately vest upon the employee’s death or disability. Award agreements to executive officers, including our Named Executive Officers, also generally provide that all shares of restricted stock will immediately vest upon the occurrence of a change-in-control of the Company. A copy of the form of Restricted Share Award Agreement used to grant restricted shares to employees, including our Named Executive Officers, under the 2005 Incentive Plan was filed as Exhibit 10.29 to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 26, 2009.

Forfeiture and Recoupment Provisions.    Commencing in 2009, our form of award agreements for all awards granted to employees pursuant to the 2005 Incentive Plan, including Named Executive Officers, provide that if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), the Company has (a) the right to cause the forfeiture or cancellation of any unvested and/or vested portion of the option, any unvested restricted shares or any unearned performance shares, (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or cash received as payment for earned performance shares, and (c) the right to recoup any proceeds from (i) the exercise or vesting of the option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares, and (iv) the sale of any unrestricted shares, along with any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders.

Other Stock Option Plans

The Company has two other stock option plans pursuant to which our Named Executive Officers held outstanding stock options at the end of 2011: (a) the 1996 Stock Option Plan, as amended (the “1996 Option Plan”), and (b) the 1999 Stock Option Plan, as amended (the “1999 Option Plan”). The 1996 Option Plan was terminated in connection with the adoption of the 2005 Incentive Plan in March 2005 and the 1999 Option Plan expired on February 23, 2009. Termination or expiration of these plans does not affect the outstanding awards issued under the plans.

The award agreements for stock options granted under these option plans generally provide that if an optionee, including a Named Executive Officer, voluntarily terminates employment with the Company, all unvested stock options will terminate and the optionee will have one month from the date of termination to exercise any vested stock options. However, the award agreements also generally provide that if the optionee’s employment terminates due to death or disability, all stock options will immediately vest upon the optionee’s death or disability and the optionee (or his or her estate or personal representative) will have one year from the date of death or disability to exercise the stock options. The award agreements granting stock options to executive officers, including our Named Executive Officers, under each of these plans also generally provide that all stock options will immediately vest upon the occurrence of a change-in-control of the Company.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation that would have become payable to our Named Executive Officers in the event such executive officer’s employment had terminated on December 31, 2011 under various circumstances. The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on that date which was $28.64. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event, our stock price and the executive’s age.

	Voluntary		Involuntary
Compensation Program	For Good Reason ($)	Other than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Retirement ($)	Involuntary or for Good Reason after Change-in-Control ($)
Cash Severance:
Heasley	2,774,532	0	0	2,774,532	0	0	0	3,450,000
Behrens	0	0	0	0	0	0	0	959,990
Byrnes	0	0	0	0	0	0	0	990,000
Maki	0	0	0	0	0	0	0	990,000
Morem	0	0	0	0	0	0	0	844,000
Bonus Payment:
Heasley	0	0	0	0	0	0	0	575,000
Behrens	0	0	0	0	0	0	0	197,645
Byrnes	0	0	0	0	0	0	0	220,000
Maki	0	0	0	0	0	0	0	220,000
Morem	0	0	0	0	0	0	0	182,000
Stock Options:
Heasley	0	0	0	0	5,089,700	5,089,700	0	5,089,700
Behrens	0	0	0	0	215,666	215,666	0	215,666
Byrnes	0	0	0	0	1,641,141	1,641,141	0	1,641,141
Maki	0	0	0	0	1,288,996	1,288,996	0	1,288,996
Morem	0	0	0	0	338,132	338,132	0	338,132
Restricted Shares:
Heasley	0	0	0	0	0	0	0	0
Behrens	0	0	0	0	132,460	132,460	0	132,460
Byrnes	0	0	0	0	349,752	349,752	0	349,752
Maki	0	0	0	0	0	0	0	0
Morem	0	0	0	0	349,752	349,752	0	349,752
Performance Shares (1) (2):
Heasley	0	0	0	0	0	0	0	1,033,446
Behrens	0	0	0	0	0	0	0	353,952
Byrnes	0	0	0	0	0	0	0	353,952
Maki	0	0	0	0	0	0	0	221,177
Morem	0	0	0	0	0	0	0	303,660
Health & Welfare Benefit Continuation:
Heasley	24,246	0	0	24,246	0	0	0	36,638
Behrens	0	0	0	0	0	0	0	39,053
Byrnes	0	0	0	0	0	0	0	39,183
Maki	0	0	0	0	0	0	0	38,768
Morem	0	0	0	0	0	0	0	39,159

	Voluntary		Involuntary
Compensation Program	For Good Reason ($)	Other than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Retirement ($)	Involuntary or for Good Reason after Change-in-Control ($)
Outplacement Services:
Heasley	0	0	0	0	0	0	0	50,000
Behrens	0	0	0	0	0	0	0	50,000
Byrnes	0	0	0	0	0	0	0	50,000
Maki	0	0	0	0	0	0	0	50,000
Morem	0	0	0	0	0	0	0	50,000
Excise Tax Gross-Up / (Forfeiture) Related to a CIC:
Heasley	0	0	0	0	0	0	0	1,891,186
Behrens	0	0	0	0	0	0	0	619,063
Byrnes(3)	0	0	0	0	0	0	0	(134,437)
Maki	0	0	0	0	0	0	0	0
Morem	0	0	0	0	0	0	0	583,289
TOTALS:
Heasley	2,798,958	0	0	2,798,778	5,089,700	5,089,700	0	12,125,970
Behrens	0	0	0	0	348,126	348,126	0	2,567,829
Byrnes	0	0	0	0	1,990,893	1,990,893	0	3,509,591
Maki	0	0	0	0	687,884	687,884	0	2,064,220
Morem	0	0	0	0	1,288,996	1,288,996	0	3,474,713
(1)	The estimated pro rata portion of performance shares set forth in this table and in the footnote below, relate solely to the performance shares granted December 10, 2009 and December 1, 2010. The performance period for the performance shares granted December 8, 2011 does not commence until January 1, 2012 and therefore, termination of employment for any reason or upon a change-in-control event on December 31, 2011 would not have triggered any payment of performance shares for this grant.

(2)

Pursuant to the terms of the LTIP Performance Shares Award Agreement, if the employment of a grantee, including our Named Executive Officers, terminates without cause or due to death, disability or retirement approved by the Company, the grantee is entitled to receive a pro rata portion of the performance shares based on the performance of the Company during the performance period against the performance goals. The payout of the pro rata portion of performance shares each grantee, including our Named Executive Officer, is entitled to receive in the event of termination without cause or due to death, disability or retirement, will be paid out at the end of the performance period based on the audited financial statements of the Company relating to the last year of the performance period. Using the performance of the Company as of December 31, 2011 as a base and then annualizing such performance through the remaining performance period, the Company would expect the 2009 granted performance shares to vest at 200% and the 2010 granted performance shares to vest at 175%. However, based on management’s evaluation of the probability that the performance goals will be achieved used to determine the compensation expense to be recorded for the performance shares, the following table provides an estimate of the pro rata portion of the performance shares that would be paid to our Named Executive Officers upon completion of the performance period based on termination without cause or due to death, disability or retirement approved by the Company. The amounts shown do not correspond to the actual amount of performance shares, if any, or the actual value that will be realized by the Named Executive Officer.

Named Executive Officer	Estimated Pro Rata Number of Performance Shares Earned (#)	Estimated Pro Rata Performance Share Value ($)
Philip G. Heasley	64,122	1,836,440
Scott W. Behrens	21,767	623,395
Dennis P. Byrnes	21,767	623,395
Craig A. Maki	13,702	392,421
David N. Morem	19,462	557,387

(3)	Represents the estimated reduction to the payment set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code assuming no amounts are treated as reasonable compensation due to non-compete restrictions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We recognize that related person transactions can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations which may not be in our best interests or the best interests of our stockholders. Accordingly, as a general matter, we prefer to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, our best interests. Pursuant to the Audit Committee Charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented. Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our common stock.

In addition, our Code of Business Conduct and Ethics establishes a policy on potential conflicts of interest. Under the Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board or a committee of our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. Pursuant to its charter, the Corporate Governance Committee is responsible for reviewing and considering possible conflicts of interest which involve members of our Board or management.

We also have a Code of Ethics for the CEO and Senior Financial Officers which requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclosure to the Chairman of the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict.

We did not enter into any related party transactions during 2010 and there are not any currently proposed related party transactions.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Leadership Development Committee was at any time during 2010, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or its Compensation and Leadership Development Committee.

ANNUAL REPORT

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to the Company, Attn: Investor Relations, 120 Broadway, Suite 3350, New York, New York 10271. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at www.aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

STOCKHOLDER PROPOSALS

Stockholder Proposals to Be Considered for Inclusion in the Company’s 2013 Proxy Statement

Proposals of stockholders intended to be included in the proxy statement and form of proxy relating to our 2013 Annual Meeting of Stockholders must be received at the Secretary of the Company at the Company’s principal executive offices located at 120 Broadway, Suite 3350, New York, New York, 10271, no later than December 26, 2012. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

Requirements for Stockholder Proposals to Be Brought Before the 2012 Annual Meeting of Stockholders

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement. Our Bylaws provide that written notice of a stockholder proposal that a stockholder intends to present at the next annual meeting, but does not intend to have included in the proxy statement and form of proxy related to such meeting, must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 90 calendar days nor greater than 120 calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of stockholders.

As to each matter the stockholder proposes to bring before the 2013 Annual Meeting of Stockholders, the stockholder’s notice must set forth: (i) a brief description of the business desired to be brought before the 2013 Annual Meeting of Stockholders and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Company which are owned beneficially and of record by the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings among such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to approve the proposal, and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Our Bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.

OTHER MATTERS

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors,

Dennis P. Byrnes Secretary

Annex A

ACI WORLDWIDE, INC.

2005 Equity and Performance Incentive Plan

(Amended by the Stockholders June 14, 2012)

1.                    PURPOSE.     The purpose of the 2005 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees for ACI Worldwide, Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.                                            DEFINITIONS.    As used in this Plan,

(a)              “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)              “Award” means any Option, Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards granted under this Plan.

(c)              “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the Awards granted. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(d)                   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

(e)                   “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 16 of this Plan, such committee (or subcommittee).

(f)                   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g)                   “Common Shares” means the shares of Class A Common Stock, par value $.005 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(h)                    “Company” means ACI Worldwide, Inc., a Delaware corporation formerly known as Transaction Systems Architects, Inc.

(i)                   “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code or any successor provision.

(j)                   “Date of Grant” means the date specified by the Board on which a grant of any Award under this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(k)              “Director” means a member of the Board of Directors of the Company.

(l)              “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(m)              “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option.

(n)              “Incentive Stock Options” means Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(o)              “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and Other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of, or growth in, one or more of the following criteria:

1.	cash flow/net assets ratio;
2.	debt/capital ratio;
3.	return on total capital;
4.	return on equity;
5.	earnings per share;
6.	revenue;
7.	total return to stockholders (which may be measured by stock price);
8.	backlog;
9.	contribution margins;
10.	sales;
11.	operating income; and
12.	earnings before interest, taxes, depreciation and amortization.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(p)              “Non-Employee Director” means a person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

(q)              “Market Value per Share” means, as of any particular date, (i) the closing sale price (price for last trade) per Common Share as reported on the principal exchange on which Common

Shares are then trading, if any, or, if applicable and provided that the Common Shares are not then-traded on such principal exchange, the NASDAQ Global Select Stock Market, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

(r)              “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(s)              “Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option.

(t)              “Option Price” means the purchase price payable on exercise of an Option.

(u)              “Option” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(v)              “Other Award” means an award or bonus granted under Section 10 of this Plan.

(w)              “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non- Employee Director who receives an Award under this Plan.

(x)              “Performance Period” means, in respect of a Performance Share or Performance Unit or Qualified Performance-Based Award, a period of time established pursuant to Section 8 or Section 9, respectively, of this Plan within which the Management Objectives relating to such Performance Share, Performance Unit or Qualified Performance-Based Award are to be achieved.

(y)              “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 or Section 9 of this Plan.

(z)              “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 or Section 9 of this Plan.

(aa)              “Plan” means this ACI Worldwide, Inc. 2005 Equity and Performance Incentive Plan, as amended.

(bb)              “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for a Section 162(m) Exemption, and is made subject to the performance of certain Management Objectives, or (ii) an Option or Appreciation Right.

(cc)              “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd)              “Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion) and other restrictions on transfer, as provided in Section 7 or Section 9 of this Plan.

(ee)              “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

(ff)              “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code or any successor provision thereto.

(gg)              “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Options are surrendered in payment of the Option Price of other Options, over the Option Price or Base Price provided for in the related Option or Appreciation Right, respectively.

(hh)              “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; except that, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “ Subsidiary “ means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(ii)              “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option.

3.                                            SHARES AVAILABLE UNDER THE PLAN.

(a)              Number of Shares.    Subject to adjustment as provided in Section 3(b) and Section 12 of this Plan, the maximum number of Common Shares that may be issued or transferred to Participants and their beneficiaries in connection with Awards granted under the Plan shall be equal to the sum of: (i) 7,750,00 Common Shares plus any shares described in Section 3(b), and (ii) any Common Shares that are represented by options granted under the following Company plans which are forfeited, expire or are canceled without delivery of Common Shares or which result in the forfeiture or relinquishment of Common Shares back to the Company: (A) the 1994 Stock Option Plan, as amended, (B) the 1996 Stock Option Plan, (C) the 1997 Management Stock Option Plan, (D) the 2000 Non-Employee Director Stock Option, (E) the MessagingDirect Ltd. Amended and Restated Employee Share Option Plan and (F) the 2002 Non-Employee Director Stock Option Plan, as amended (collectively the “Prior Plans”). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(b)              Share Calculation.

(i)              To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Common Shares subject to the Award will again be available for issuance pursuant to Awards granted under this Plan.

(ii)              Common Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under this Plan.

(iii)              Shares surrendered or relinquished upon the payment of any Option Price for Options granted under this Plan or any of the Prior Plans by transfer to the Company of Common

Shares or upon satisfaction of any withholding amount will again be available for issuance pursuant to Awards granted under this Plan.

(iv)              The number of shares available in Section 3(a) shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Common Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

(v)              If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

(c)              Individual Limits.    Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 12 of this Plan:

(i)              the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,000,000 Common Shares;

(ii)              no Participant will be granted Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Awards this Plan during the life of the Plan, in the aggregate, for more than 1,000,000 Common Shares during any calendar year; and

(iii)              notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $7,500,000.

4.              OPTIONS.    The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)              Type of Options and Eligibility.    Options granted under this Plan may be (i) Incentive Stock Options (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(b)              Number of Shares.    Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(c)              Exercise Price.    Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(d)              Exercise Terms and Expiration.    An Option will be exercisable in accordance with such terms and conditions and during such periods established by the Board and set forth in the Award Agreement; provided, however, no Option will be exercisable more than 10 years from the Date of Grant.

(e)              Special Terms for Incentive Stock Options.

(i)              Notwithstanding anything contained herein to the contrary, the aggregate Market Value per Share with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company or any Subsidiary) shall not exceed $100,000 or such other limit set forth in the Code, as amended.

(ii)              No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the Option Price is at least 110% of the Market Value per Share (determined as of the time the Incentive Stock Option is granted) of Common Shares subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the Date of Grant.

(iii)              To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

(f)              Payment.

(i)              Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(f)(ii)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

(ii)              The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Nonqualified Stock Option may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units, Performance Shares (based, in each case, on the Market Value per Share on the date of exercise), other Options (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(f)(ii), the Common Shares received upon the exercise of the Options will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (A) the number of shares or Performance Shares, (B) the Spread of any unexercisable portion of Options, or (C) the stated value of Performance Units.

(iii)              The Board reserves the discretion at or after the Date of Grant to provide for (a) the payment of a cash bonus at the time of exercise; (b) the availability of a loan at exercise; and (c) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

(iv)              To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(g)              General.

(i)               Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii)              Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable and may provide for the earlier exercise of such Options in the event of the termination of the Optionee’s employment for any reason or a change in control of the Company, as may be defined in an Award Agreement.

(iii)              The exercise of an Option will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(iv)              Any grant of Options may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)              Award Agreement.    Each grant of Options will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

5.                                            APPRECIATION RIGHTS.

(a)              Types of Appreciation Rights.    The Board may authorize the granting of (i) Tandem Appreciation Rights in respect of Options granted hereunder to any Optionee, and (ii) Free-Standing Appreciation Rights to any Participant. Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(b)              Tandem Appreciation Rights.    A “Tandem Appreciation Right” will be a right of the Optionee, exercisable by surrender of the related Option, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Options; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

(i)              Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Option for cancellation.

(c)              Free-Standing Appreciation Rights.    A “Free-Standing Appreciation Right” will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(i)              Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the day immediately preceding the Date of Grant;

(ii)              Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)              No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(d)              Payment.

(i)              Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)              Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(e)              General.

(i)              Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(ii)              Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a change in control of the Company, as may be defined in an Award Agreement.

(iii)              Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(f)              Award Agreement.    Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Options (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

6.                              RESTRICTED STOCK.    The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a)              Ownership.    Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)              Consideration.    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)              Substantial Risk of Forfeiture.

(i)              Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Board at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change in control of the Company, as may be defined in an Award Agreement.

(ii)              Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(d)              General.

(i)              Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

(ii)              Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

(e)              Award Agreement.    Each grant or sale of Restricted Stock will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7.              RESTRICTED STOCK UNITS.    The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions.

(a)              Payment.

(i)              Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Board may specify.

(ii)              Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(b)              Restriction Period.

(i)              Each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change in control of the Company, as may be defined in an Award Agreement.

(ii)              During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them.

(c)              Award Agreement.    Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8.              PERFORMANCE SHARES AND PERFORMANCE UNITS.    The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions.

(a)              Shares and Units.    Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(b)              Performance Period.    The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of a change in control of the Company, as may be defined in an Award Agreement.

(c)              Achievement of Management Objectives.    Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(d)              Payment.

(i)              Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.

(ii)              Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(iii)              Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed a maximum specified by the Board at the Date of Grant.

(e)              Award Agreement.    Each grant of Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9.              AWARDS TO NON-EMPLOYEE DIRECTORS.    The Board may authorize the grant or sale of any Award available under this Plan to Non-Employee Directors, from time to time, upon such terms and conditions as it may determine and subject to the terms and conditions pertaining to the type of Award granted, as described in this Plan.

(a)              Payment for Options.    Options may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least six months, or in a combination of cash and such Common Shares.

(b)              Employee Status.    If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Options held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(c)              Director Compensation Substitution.    Non-Employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.

(d)              Award Agreement.    Each grant of Awards pursuant to this Section 9 will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

10.                                            OTHER AWARDS.

(a)              Other Awards.    The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.

(b)              Cash Awards.    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)              Share Bonus.    The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.

11.                                            TRANSFERABILITY.

(a)              Limits on Transferability.    Except for transfers of Awards to the Company pursuant to Section 4(f)(ii), or as provided in Section 11(b) below, no Option, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution or, except with respect to an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act).

Except as otherwise determined by the Board, Options and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and / or court supervision.

(b)              Beneficiary Designations.

(i)              Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.

(ii)              Notwithstanding Section 11(a) above, an Option, Appreciation Right or other derivative security granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.

(c)              Additional Restrictions on Transfer.    The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

12.              ADJUSTMENTS.

(a)              Outstanding Awards.    The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Options, Appreciation Rights, Restricted Stock Units, and Performance Shares granted hereunder and, if applicable, in the number of Common Shares covered by Other Awards, in the Option Price and Base Price provided in outstanding Options and Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, reclassification or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

(b)              Share Limitations.    The Board may also make or provide for such adjustments in the number and kind of Common Shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

13.              FRACTIONAL SHARES.    The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14.              WITHHOLDING TAXES.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

15.              FOREIGN EMPLOYEES.    In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.    ADMINISTRATION OF THE PLAN.

(a)              Board or Committee.    This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time; provided, however, such committee shall consist of two or more members of the Board, all of whom shall qualify as an “outside director” pursuant to Section 162(m) of the Code and a “Non-Employee Director.” To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

(b)              Interpretation and Construction.    The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares,

Performance Units or Other Awards and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

(c)              Delegation.    The Board or, to the extent of any delegation as provided in Section 16(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of Awards under this Plan; and (b) determine the size of any such Awards; provided, however , that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 11 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d)              No Other Awards.    The terms of the Plan govern all Awards granted under the Plan, and in no event will the Board have the power to grant any Award under the Plan that is contrary to any of the provisions of the Plan.

17.                                            AMENDMENTS.

(a)              Right to Amend the Plan.    The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market’s National Market or, if the Common Shares are not traded on the NASDAQ Stock Market’s National Market, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

(b)              No Re-Pricing of Options or Appreciation Rights.    The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option Price or any outstanding Appreciation Right to reduce the Base Price. Furthermore, no Option or Appreciation Right will be cancelled and replaced with Awards having a lower Option Price or Base Price, as applicable, without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Options and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)              Amendments to Awards.    The Board may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 12 above, no such amendment shall impair the rights of any holder without his or her consent.

18.              ACCELERATION OF VESTING UPON TERMINATION OF EMPLOYMENT.    In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of an unforeseeable emergency or other special circumstances, of a Participant who holds an

Option or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any Other Awards subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option, Appreciation Right or Other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

19.              GOVERNING LAW.    The Plan and all Awards, grants and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.    TERMINATION OF THE PLAN.    The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company. The Board may, in its discretion, terminate this Plan at any time. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

21.              PROVISIONS APPLICABLE TO ALL AWARDS.

(a)              Dividends and Dividend Equivalents.

(i)              The Board may, at or after the Date of Grant of an Award (other than Incentive Stock Options), provide the Participant the right to receive dividends or dividend equivalents which may be either paid on a current, deferred or contingent basis or credited to an account for the Participant.

(ii)              With respect to Restricted Stock, the Board may require that any or all dividends or other distributions paid thereon during the period of time for which such Restricted Stock is subject to substantial risk of forfeiture or other transfer restriction be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Restricted Stock.

(iii)              Any dividends or dividend equivalents may be settled in cash, Common Shares or a combination of both as determined in the Board’s sole discretion.

(b)              Deferrals.    The Board may permit Participants to elect to defer the issuance of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c)              Surrender or Deferral of Compensation.    The Board may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)              Qualified Performance-Based Awards.

(i)              The provisions of the Plan are intended to ensure that all Options and Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the Option Price or Base Price of such Award is not less than the Market Value per Share on the Date of Grant. In addition to Performance Shares and Performance Units, when granting any other Award, the Board may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Board wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Board shall establish Management Objectives for such Award within the time period prescribed by Section 162(m) of the Code.

(ii)              Each Qualified Performance-Based Award (other than an Option or Appreciation Right shall be earned, vested and payable (as applicable) only upon the achievement of the Management Objectives established by the Board, together with the satisfaction of any other conditions as the Board may determine to be appropriate.

(iii)              The Board may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of the Management Objectives will be waived upon the death or disability of the Participant, or upon a change in control of the Company, as may be defined in the Award Agreement. Performance periods established by the Board for any such Qualified Performance-Based Award may not be less than one year from the Date of Grant.

(iv)              Any payment of a Qualified Performance-Based Award granted with Management Objectives pursuant to this Plan shall be conditioned on the written certification of the Board in each case that the Management Objectives and any other material conditions were satisfied.

(v)              Sections 3(c)(ii) and (iv) set forth the maximum number of Common Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

(vi)              Any grant of an Award intended to qualify as a Qualified Performance-Performance-based Award will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and will set forth a formula for determining the number of shares or units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of a Qualified Performance-based Award will specify that, before the Qualified Performance-based Award will be earned and paid, the Board must certify that the Management Objectives have been satisfied.

(e)              Forfeiture Events.    The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, violation of ethical codes or other codes of conduct, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

22.              GENERAL PROVISIONS.

(a)              No Rights to Awards; Non Uniform Awards.    No Participant or any eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Subsidiaries nor the Board is obligated to treat Participants or eligible Participants uniformly, and determinations made under the Plan may be made by the Board selectively among eligible Participants who receive, or are eligible to receive, Awards (whether or not such eligible Participants are similarly situated).

(b)              No Exercises Contrary to Law.    No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(c)              No Right to Employment.    This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(d)              Authorized Leaves.    Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

(e)              No Rights as a Stockholder.    No Participant shall have any rights as a stockholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(f)              Conflicts.    In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

(g)              Headings.    The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

(h)              Successors and Assigns.    The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

(i)              Severability.    If any provision of the Plan or any Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or Award Agreement, and the Plan and each Award Agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

(j)              No Strict Construction.    No rule of strict construction shall be applied against the Company or any other person in the interpretation of any of the terms of the Plan, any Award Agreement, any Award granted under the Plan, or any rule, regulation or procedure established by the Board.

ANNUAL MEETING OF STOCKHOLDERS OF ACI WORLDWIDE, INC.

Date:	Thursday, June 14, 2012
Time:	8:30 A.M. (Eastern Daylight Time)
Place:	120 Broadway, Suite 3350, New York, New York 10271
See Voting Instruction on Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote FOR all Nominees for Director and FOR Proposals 2, 3 and 4.

1:	Election of Directors
Directors Recommend i FOR

To vote For all Directors ☐ To Withhold from all Directors ☐

To vote individually for each Director:
Directors Recommend i
		For		Withhold
	01 John D. Curtis	☐		☐	For
	02 Philip G. Heasley	☐		☐	For
	03 James C. McGroddy	☐		☐	For
	04 Harlan F. Seymour	☐		☐	For
	05 John M. Shay, Jr.	☐		☐	For
	06 John E. Stokely	☐		☐	For
	07 Jan H. Suwinski	☐		☐	For

		For	Against	Abstain
2:	Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2012.	☐	☐	☐	For
3:	Conduct an advisory vote on executive compensation.	☐	☐	☐	For
4:	Amend the 2005 Equity and Performance Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder.	☐	☐	☐	For
5:	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
	Please mark this box if you plan to attend the meeting in person.		☐
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Stockholders of ACI Worldwide, Inc.

to be held Thursday, June 14, 2012

For Stockholders of Record as of April 16, 2012

This proxy is being solicited on behalf of the Board of Directors

VOTED BY:
INTERNET	Call	TELEPHONE 866-390-5392
Go To
www.proxypush.com/aciw
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.	• Have your Voting Instruction Form/Proxy Card ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Voting Instruction Form/Proxy Card.
• Return your Voting Instruction Form/Proxy Card in the postage-paid envelope provided.

All votes for registered holders must be received by 5:00 P.M., Eastern Daylight Time,

June 12, 2012. All votes for 401K Plan Participants must be received by 5:00 P.M., Eastern Daylight Time, June 11, 2012.

PROXY TABULATOR FOR

ACI WORLDWIDE, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Proxy — ACI Worldwide, Inc,

Annual Meeting of Stockholders

June 14, 2012, 8:30 a.m. (Eastern Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Dennis P. Byrnes and Tamar Gerber (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of ACI Worldwide, Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices located at 120 Broadway, Suite 3350, New York, New York 10271, on Thursday, June 14, 2012 at 8:30 a.m. (EDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	Elect seven directors to our Board of Directors to hold office until the 2013 Annual Meeting of Stockholders;

2.	Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2012;

3.	Conduct an advisory vote on executive compensation;

4.	Amend the 2005 Equity and Performance Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder.

5.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The seven directors up for re-election are: John D. Curtis, Philip G. Heasley, James C. McGroddy, Harlan F. Seymour, John M. Shay, Jr., John E. Stokely, and Jan H. Suwinski.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” proposals 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” proposals 2, 3 and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.